Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GORES HOLDINGS II, INC.,

AM MERGER SUB I, INC.,

AM MERGER SUB II, LLC,

GREENLIGHT HOLDING II CORPORATION,

and

PE GREENLIGHT HOLDINGS, LLC,

IN ITS CAPACITY AT THE STOCKHOLDER REPRESENTATIVE

DATED AS OF JUNE 21, 2018

TABLE OF CONTENTS

ARTICLE I THE CLOSING TRANSACTIONS		3

1.1	Closing	3
1.2	Parent Financing Certificate	3
1.3	Closing Documents	3
1.4	Closing Transactions	5

ARTICLE II THE MERGERS		6

2.1	Effective Times	6
2.2	The Mergers	6
2.3	Effect of the Mergers	7
2.4	Governing Documents	7
2.5	Directors and Officers of the Surviving Corporation and the Surviving Entity	7
2.6	Merger Consideration	7
2.7	Effect of the First Merger on the Company Common Stock	8
2.8	Effect of the Second Merger	9
2.9	Surrender of Company Certificates and Disbursement of Closing Consideration	9
2.10	Adjustment Escrow Deposit	11
2.11	Closing Calculations; Adjustment	11
2.12	Tax Treatment of the Mergers	16
2.13	Withholding Taxes	16
2.14	Taking of Necessary Action; Further Action	16

ARTICLE III EARN OUT		17

3.1	Issuance of Earn Out Shares	17
3.2	Acceleration Event	17
3.3	Tax Treatment of Earn Out Shares	17

ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		18

4.1	Organization and Qualification	18
4.2	Company Subsidiaries	18
4.3	Capitalization	19

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4.4	Authority Relative to this Agreement	20
4.5	No Conflict; Required Filings and Consents	20
4.6	Compliance; Approvals	21
4.7	Government Contracts	21
4.8	Financial Statements	22
4.9	No Undisclosed Liabilities	23
4.10	Absence of Certain Changes or Events	23
4.11	Litigation	23
4.12	Employee Benefit Plans	24
4.13	Labor Matters	26
4.14	Real Property; Tangible Property	27
4.15	Taxes	28
4.16	Environmental Matters	30
4.17	Brokers; Third Party Expenses	31
4.18	Intellectual Property	31
4.19	Privacy	34
4.20	Agreements, Contracts and Commitments	35
4.21	Insurance	37
4.22	Interested Party Transactions	37
4.23	Certain Provided Information	38
4.24	Indebtedness	38
4.25	Foreign Corrupt Practices Act	38
4.26	Customers and Suppliers	38
4.27	Disclaimer of Other Warranties	39

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB		40

5.1	Organization and Qualification	40
5.2	Parent Subsidiaries	40
5.3	Capitalization	41
5.4	Authority Relative to this Agreement	42
5.5	No Conflict; Required Filings and Consents	43
5.6	Compliance; Approvals	44

5.7	Parent SEC Reports and Financial Statements	44
5.8	Absence of Certain Changes or Events	45
5.9	Litigation	45
5.10	Business Activities	45
5.11	Parent Material Contracts	46
5.12	Parent Listing	46
5.13	PIPE Investment Amount	46
5.14	Trust Account	47
5.15	Taxes	47
5.16	Information Supplied	48
5.17	Employees; Benefit Plans	49
5.18	Board Approval; Stockholder Vote	49
5.19	Title to Assets	49
5.20	Affiliate Transactions	49
5.21	Brokers	49
5.22	Disclaimer of Other Warranties	49

ARTICLE VI CONDUCT PRIOR TO THE CLOSING DATE		51

6.1	Conduct of Business by the Company and the Company Subsidiaries	51
6.2	Conduct of Business by Parent, First Merger Sub and Second Merger Sub	54

ARTICLE VII ADDITIONAL AGREEMENTS		56

7.1	Proxy Statement; Special Meeting	56
7.2	HSR Act	59
7.3	Other Filings; Press Release	59
7.4	Confidentiality; Communications Plan; Access to Information	60
7.5	Reasonable Best Efforts	61
7.6	No Parent Securities Transactions	62
7.7	No Claim Against Trust Account	62
7.8	Participation Plan	62
7.9	Disclosure of Certain Matters	62
7.10	Securities Listing	63
7.11	No Solicitation	63
7.12	Trust Account	64

7.13	Directors’ and Officers’ Liability Insurance	64
7.14	280G Approval	65
7.15	Tax Matters	66
7.16	Prior Acquisitions	68
7.17	Subscription Agreements	68
7.18	Section 16 Matters	69
7.19	Qualification as an Emerging Growth Company	70
7.20	Board of Directors	70
7.21	R&W Insurance Policy	70
7.22	Deleveraging Amount	70
7.23	Incentive Equity Awards	70
7.24	Release	70

ARTICLE VIII CONDITIONS TO THE TRANSACTION		71

8.1	Conditions to Obligations of Each Party’s Obligations	71
8.2	Additional Conditions to Obligations of the Company	72
8.3	Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub	73

ARTICLE IX TERMINATION		74

9.1	Termination	74
9.2	Notice of Termination; Effect of Termination	76

ARTICLE X NO SURVIVAL		76

10.1	No Survival	76

ARTICLE XI GENERAL PROVISIONS		76

11.1	Stockholder Representative	76
11.2	Notices	78
11.3	Interpretation	79
11.4	Counterparts; Electronic Delivery	79
11.5	Entire Agreement; Third Party Beneficiaries	79
11.6	Severability	80
11.7	Other Remedies; Specific Performance	80
11.8	Governing Law	80
11.9	Consent to Jurisdiction; Waiver of Jury Trial	81

11.10	Rules of Construction	82
11.11	Expenses	82
11.12	Assignment	82
11.13	Amendment	82
11.14	Extension; Waiver	82
11.15	No Recourse	82
11.16	Legal Representation	83
11.17	Disclosure Letters and Exhibits	83

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EXHIBITS

Exhibit A	Form of Parent A&R Charter
Exhibit B	Form of Parent A&R Bylaws
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of Investor Rights Agreement
Exhibit E	Form of Tax Receivable Agreement
Exhibit F	Form of Investor Representation Letter
Exhibit G	Form of Participation Plan Release
Exhibit H	Form of Escrow Agreement
Exhibit I	Form of Subscription Agreement

SCHEDULES

Schedule A	Defined Terms
Schedule B	Illustrative Calculation of Closing Working Capital
Schedule C	Estimated Cash Payments under the Tax Receivable Agreement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 21, 2018, by and among Gores Holdings II, Inc., a Delaware corporation (“Parent”), AM Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“First Merger Sub”), AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Second Merger Sub”), Greenlight Holding II Corporation, a Delaware corporation (the “Company”), and PE Greenlight Holdings, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative hereunder (in such capacity, the “Stockholder Representative”).  Each of the Company, Parent, First Merger Sub, Second Merger Sub and the Stockholder Representative shall individually be referred to herein as a “Party” and, collectively, the “Parties”.  The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Limited Liability Company Act of the State of Delaware (“DLLCA”) and other applicable Legal Requirements (collectively, as applicable based on context, the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction by which: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving entity of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) with Second Merger Sub being the surviving company of the Second Merger (Second Merger Sub, in its capacity as the surviving corporation of the Second Merger, is sometimes referred to as the “Surviving Entity”).

WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholders of the Company,

and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company.

WHEREAS, all of the stockholders of the Company will approve and adopt this Agreement, the First Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”) and agree to be bound by all of the terms of this Agreement through a unanimous written consent and joinder (the “Stockholder Consent and Joinder”) pursuant to Section 228 of the DGCL, as promptly as practicable after the execution and delivery of this Agreement, and in any event within 24 hours.

WHEREAS, the board of directors of Parent has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the “Parent Recommendation”).

WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Charter”) in the form attached hereto as Exhibit A; and (b) amend and restate the existing bylaws of Parent (the “Parent A&R Bylaws”) in the form attached hereto as Exhibit B.

WHEREAS, on or about the date hereof, Parent has obtained commitments from certain investors for a private placement of Parent Class A Stock (as defined herein) (the “PIPE Investment”), such private placement to be consummated immediately prior to the consummation of the Transactions.

WHEREAS, in connection with the consummation of the First Merger, Parent and the Company Stockholders will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) in the form attached hereto as Exhibit C and an Investor Rights Agreement (the “Investor Rights Agreement”) in the form attached hereto as Exhibit D.

WHEREAS, in connection with the consummation of the First Merger, Parent, the Company Stockholders and the Stockholder Representative will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) in the form attached hereto as Exhibit E;

WHEREAS, in connection with the consummation of the First Merger, each Company Stockholder will enter into an Investor Representation Letter (the “Investor Representation Letter”) in the form attached hereto as Exhibit F.

WHEREAS, as an inducement to Parent’s willingness to enter into this Agreement, prior to the execution and delivery of this Agreement, the Company has entered into a Participation Plan Release in the form attached hereto as Exhibit G (the “Participation Plan Release”) with each of the individuals participating in the Greenlight Holding Corporation 2018 Participation Plan (the “Participation Plan”) pursuant to which the each such individual releases the Company (and its successors) from all claims with respect to amounts due under the Participation Plan in exchange for a right to receive a lump sum cash payment following the Closing in an amount set forth in the Participation Plan Release.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

1.1          Closing.  Unless this Agreement shall have been terminated pursuant to Section 9.1, the consummation of the Transactions (the “Closing”), other than the filing of the Certificates of Merger (as defined below), shall take place at the offices of Weil Gotshal & Manges LLP, counsel to Parent, 201 Redwood Shores Parkway, Redwood Shores, CA 94065 at a time and date to be specified in writing by the Parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by facsimile or by email pdf files.

1.2          Parent Financing Certificate.  Not more than two Business Days prior to the Closing, Parent shall deliver to the Stockholder Representative written notice (the “Parent Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (b) the amount of Parent Cash and Parent Transaction Costs as of the Closing; and (c) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions and the issuance of shares of Parent Class A Stock pursuant to the Subscription Agreements.

1.3          Closing Documents

(a)           At the Closing, Parent, First Merger Sub or Second Merger Sub shall, as applicable, deliver to the Stockholder Representative:

(i)            a certified copy of the Parent A&R Charter and the Parent A&R Bylaws;

(ii)           a copy of the A&R Registration Rights Agreement, duly executed by Parent;

(iii)          a copy of the Second Certificate of Merger, duly executed by the Second Merger Sub;

(iv)          copies of resolutions and actions taken by Parent’s, First Merger Sub’s and Second Merger Sub’s board of directors and stockholders (or managers and members, as applicable) in connection with the approval of this Agreement and the Transactions;

(v)           a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(vi)          a copy of the Investor Rights Agreement, duly executed by Parent;

(vii)         a copy of the Tax Receivable Agreement, duly executed by Parent; and

(viii)        (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Stockholder Representative and its counsel in order to consummate the Transactions.

(b)           At the Closing, the Company or the Stockholder Representative, as applicable, shall deliver to Parent:

(i)            a copy of the First Certificate of Merger, duly executed by the Company;

(ii)           a copy of the A&R Registration Rights Agreement, duly executed by Company Stockholders;

(iii)          a copy of the Escrow Agreement, duly executed by the Stockholder Representative;

(iv)          a copy of the Tax Receivable Agreement, duly executed by the Stockholder Representative and the Company Stockholders;

(v)           a copy of the Investor Representation Letter, duly executed by the Company Stockholders;

(vi)          a copy of the Investor Rights Agreement, duly executed by the Stockholder Representative;

(vii)         copies of resolutions and actions taken by the Company’s board of directors and the Company Stockholders in connection with the approval of this Agreement and the Transactions, including the termination of the Participation Plan as contemplated by Section 7.8;

(viii)        a schedule reflecting: (A) a calculation of the Closing Cash Payment Amount, the Closing Number of Securities and the Deleveraging Amount, in each case, based upon the amounts contained in the Parent Financing Certificate and the Estimated Adjustment Statement; (B) each Company Stockholder’s: (1) Pro Rata Share; (2) Pro Rata Cash Share; and (3) Pro Rata Stock Share, each expressed as a percentage; (C) each Company Stockholder’s Pro Rata Cash Share of: (1) the Closing Cash Payment Amount; (2) the Adjustment Escrow Amount; and (3) the Earn Out Shares to be issued upon the occurrence of each Triggering Event in accordance with Article III; and (D) each Company Stockholder’s Pro Rata Stock Share of the Closing Number of Securities; and

(ix)          (A) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

1.4          Closing Transactions.  At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a)           Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption.

(b)           Parent shall pay, or cause to be paid, all Parent Transaction Costs to the applicable payees, to the extent not paid prior to the Closing.

(c)           Parent shall contribute to First Merger Sub: (i) the amount of cash remaining in the Trust Account; and (ii) the PIPE Investment Amount after giving effect to the Parent Stockholder Redemption and the payment of all Parent Transaction Costs.

(d)           The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and filed with the Secretary of State of the State of Delaware.

(e)           The certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) and filed with the Secretary of State of the State of Delaware.

(f)            Parent shall deposit (or cause to be deposited) with the Exchange Agent the Closing Cash Payment Amount and the Closing Number of Securities.

(g)           Parent shall deposit (or cause to be deposited) with the Escrow Agent the Adjustment Escrow Amount.

(h)           Parent shall (on behalf of the Company) pay, or, cause to be paid, all Estimated Company Transaction Costs, to the extent not paid by the Company prior to the Closing, to the applicable payees as set forth on the Estimated Adjustment Statement, by wire of immediately available funds; provided, that the Estimated Company Transaction Costs may be paid promptly after the Closing Date as necessary.

(i)            Parent shall (on behalf of the Company) pay, or cause to be paid, all Participation Plan Costs to the Company for payment to the applicable participant in the Participation Plan through the Company’s payroll system.

(j)            Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount.

ARTICLE II

THE MERGERS

2.1          Effective Times.  Subject to the terms and subject to the conditions of this Agreement, on the Closing Date the Company and First Merger Sub shall cause the First Merger to be consummated by filing the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate Merger, being the “Effective Time”).  As soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the “Second Effective Time”).

2.2          The Mergers.

(a)           At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate corporate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company for periods after the Effective Time until the Second Effective Time shall include the Surviving Corporation).

(b)           At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate corporate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

2.3          Effect of the Mergers.

(a)           At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

(b)           At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Entity and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

2.4          Governing Documents.  Subject to Section 7.13, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Greenlight Holding II Corporation.”  Subject to Section 7.13, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub shall be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with its terms and as provided by Applicable Legal Requirements, except that the name of the Surviving Entity shall be “Verra Mobility Holdings, LLC.”

2.5          Directors and Officers of the Surviving Corporation and the Surviving Entity.  Immediately after the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of First Merger Sub. Immediately after the Second Effective Time, the executive officers and managers of the Surviving Entity shall be the executive officers and managers as set forth in the operating agreement of the Surviving Entity.

2.6          Merger Consideration.

(a)           Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholders (subject to adjustment in accordance with Section 2.11) shall be: (i) an amount equal to the Final Merger Consideration; (ii) the contingent right to receive the Earn Out Shares following the

Closing in accordance with Article III; and (iii) the right to receive any payments required pursuant to the Tax Receivable Agreement (collectively, the “Total Consideration”).

(b)           The Final Merger Consideration shall be paid in the form of: (i) an amount in cash equal to the Closing Cash Payment Amount; (ii) the Closing Number of Securities; and (iii) any amount in cash payable pursuant to Section 2.11.  Each Company Stockholder shall be entitled to receive such Company Stockholder’s: (A) Pro Rata Cash Share of the Closing Cash Payment Amount; and (B) Pro Rata Stock Share of the Closing Number of Securities.

2.7          Effect of the First Merger on the Company Common Stock.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, First Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

(a)           Each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive a portion of the Total Consideration, with each Company Stockholder being entitled to receive its: (i) Pro Rata Cash Share of: (A) the Closing Cash Payment Amount; (B) any portion of the Adjustment Escrow Amount that is released to the Company Stockholders in accordance with Section 2.11; (C) any payments required to be made pursuant to the Tax Receivable Agreement; and (D) any Earn Out Shares in accordance with Article III; (ii) Pro Rata Stock Share of the Closing Number of Securities; and (iii) Pro Rata Share of any payment from the Surviving Entity in accordance with Section 2.11 if the Final Merger Consideration is greater than the Estimated Merger Consideration), in each case, without interest, upon surrender of stock certificates representing all of such Company Stockholder’s Company Common Stock (each, a “Certificate”) and delivery of the other documents required pursuant to Section 2.9.  As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation or the Surviving Entity, and each Certificate relating to the ownership of shares of Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the applicable portion of the Total Consideration.

(b)           No fraction of a share of Parent Class A Stock will be issued by virtue of the First Merger, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by such Company Stockholder) shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is less than 0.50.

(c)           Each issued and outstanding share of common stock of First Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  From and after the Effective Time, all certificates representing the common stock of First Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d)           Each share of Company Common Stock held in the Company’s treasury or owned by Parent, First Merger Sub, Second Merger Sub or the Company immediately prior to the Effective Time (each an “Excluded Share”), shall be cancelled and no consideration shall be paid or payable with respect thereto.

(e)           The numbers of shares of Parent Class A Stock that the Company Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing.

2.8          Effect of the Second Merger.  Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or any Company Stockholder or the holders of any shares of capital stock of Parent, the Surviving Corporation or Second Merger Sub: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) each membership interest of Second Merger Sub outstanding immediately prior to the Second Effective Time shall be converted into and become one membership interest of the Surviving Entity, which shall constitute the only outstanding equity of the Surviving Entity.  From and after the Second Effective Time, the membership interests of the Second Merger Sub shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

2.9          Surrender of Company Certificates and Disbursement of Closing Consideration.

(a)           Subject to this Section 2.9, at the Effective Time, Parent shall deliver, or cause to be delivered to each Company Stockholder such Company Stockholder’s: (i) Pro Rata Cash Share of: (A) the Closing Cash Payment Amount; minus (B) the Adjustment Escrow Amount; and (ii) Pro Rata Stock Share of the Closing Number of Securities (collectively, the “Closing Consideration”).

(b)           Prior to the Effective Time, Parent shall appoint a commercial bank or trust company (the “Exchange Agent”) for the purpose of exchanging Certificates for each Company Stockholder’s portion of the Closing Consideration.

(c)           At the Effective Time, Parent shall deposit with the Exchange Agent the aggregate amount of the cash portion of the Closing Consideration and make available the aggregate amount of the equity portion of the Closing Consideration. Such cash and equity deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”. At the Effective Time, Parent shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Consideration out of the Exchange Fund in the manner it is contemplated to be issued or paid pursuant to this Article II.

(d)           Promptly after the Effective Time (and in any event within five Business Days thereafter), the Exchange Agent shall mail to each Company Stockholder (other than holders of Excluded Shares): (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Stockholder Representative may reasonably agree; and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)) to the Exchange Agent (the “Surrender Documentation”); provided, however, that the Exchange Agent shall not be required to deliver the Surrender Documentation to any Company Stockholder that has delivered its Surrender Documentation with respect to such Company Stockholder’s Certificates to the Exchange Agent at least two Business Days prior to the Closing Date.  Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.9(g)) to the Exchange Agent in accordance with the terms of the Surrender Documentation, the Exchange Agent will deliver to the holder of such Certificate in exchange therefor such holder’s portion of the Closing Consideration in accordance with Section 2.9(a) hereof, with: (A) any cash portion of the Closing Consideration being delivered via wire transfer of immediately available funds in accordance with instructions provided by such Company Stockholder in the letter of transmittal; and (B) the equity portion of the Closing Consideration being delivered via book-entry issuance, in each case, less any required Tax withholdings as provided in Section 2.13; provided, however, that if the holder of such Certificate delivers to the Exchange Agent the Surrender Documentation with respect to such Company Stockholder’s Certificates at least two Business Days prior to the Closing Date, the Exchange Agent shall deliver to the holder of such Certificate in exchange therefor such holder’s portion of the Closing Consideration covered by such Surrender Documentation in accordance with clauses (A) and (B) of this sentence on the Closing Date or as promptly as practicable thereafter.  The Certificate so surrendered shall forthwith be cancelled.  Until so surrendered, each Certificate shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Total Consideration attributable to such Certificate.  No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable portion of the Total Consideration to be delivered upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(e)           From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, the Surviving Entity, Parent or the Exchange Agent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.13) the portion of the Total Consideration represented by such Certificate.

(f)            Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Company Stockholders for 180 days after the Effective Time shall be delivered to the Surviving Entity. Any Company Stockholder who has not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of their respective portion of the Total Consideration (after giving effect to any required Tax withholdings as provided in Section 2.13) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Parent, the Exchange Agent or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Legal Requirements.

(g)           In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed; and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Surviving Entity with respect to such Certificate, the Exchange Agent will issue the portion of the Total Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 2.13).

2.10        Adjustment Escrow Deposit.  At the Closing, Parent shall deposit with the Escrow Agent an amount equal to $2,000,000 (the “Adjustment Escrow Amount”) into a designated non-interest bearing account the (“Adjustment Escrow Account”), by wire transfer of immediately available funds in U.S. dollars.  Pursuant to an escrow agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent in substantially form attached hereto as Exhibit H (the “Escrow Agreement”), Parent and the Stockholder Representative will appoint the Escrow Agent to hold the Adjustment Escrow Amount until the final determination of the Final Merger Consideration and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement.

2.11        Closing Calculations; Adjustment.

(a)           No later than three Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Estimated Adjustment Statement”) setting forth the Company’ good faith estimate of: (i) the Closing Working Capital (such estimate, the “Estimated Closing Working Capital”); (ii) the Closing Rollover Indebtedness Amount (the “Estimated Rollover Indebtedness Amount”); (iii) the Company Transaction Costs

Adjustment Amount (the “Estimated Company Transaction Costs Adjustment Amount”); (iv) the Company Cash (the “Estimated Company Cash”); and (v) the Tax Overpayment/Underpayment Amount (the “Estimated Tax Overpayment/Underpayment Amount”), together with instructions that list the applicable bank accounts designated to facilitate payment by Parent of the Estimated Company Transaction Costs and all relevant supporting documentation used by Company in calculating such amounts.  Notwithstanding the foregoing, the Company will consider in good faith Parent’s comments to the Estimated Adjustment Statement, and if any adjustments are made to the Estimated Adjustment Statement prior to the Closing, such adjusted Estimated Adjustment Statement shall thereafter become the Estimated Adjustment Statement for all purposes of this Agreement; provided, for the avoidance of doubt, that, following the Company’s consideration in good faith of Parent’s comments to the Estimated Adjustment Statement, the Company may determine, in its sole and absolute discretion, not to make any adjustments to the Estimated Adjustment Statement, in which case the Estimated Adjustment Statement shall be the Estimated Adjustment Statement delivered by the Company to Parent. The Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

(b)           Within 90 days after the Closing Date, Parent will prepare, or cause to be prepared, and deliver to the Stockholder Representative an unaudited statement (the “Adjustment Statement”), which shall set forth Parent’s good faith calculation of each of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount.  To the extent any amounts in the calculation of the foregoing are not U.S. dollars, such amounts shall be converted to U.S. dollars using the average exchange rate to U.S. dollars for the Closing Date as reported by Bloomberg L.P.  For illustrative purposes, an example of the elements of Closing Working Capital, as if the Closing Date were March 31, 2018, is attached as Schedule B hereto.

(c)           Upon receipt from Parent, the Stockholder Representative shall have 60 days to review the Adjustment Statement (the “Adjustment Review Period”).  At the request of the Stockholder Representative, Parent shall: (i) reasonably cooperate and assist, and shall cause its Subsidiaries, including the Surviving Entity, and each of their respective Representatives to reasonably cooperate and assist, the Stockholder Representative and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Stockholder Representative and its Representatives copies of their work papers relating to the Surviving Entity); and (ii) provide the Stockholder Representative and its Representatives with any information reasonably requested by the Stockholder Representative that is necessary for their review of the Adjustment Statement.  If the Stockholder Representative disagrees with Parent’s computation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount (each as set forth in the Adjustment Statement), the Stockholder Representative shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to Parent (the “Adjustment Notice of Objection”) that sets forth the Stockholder

Representative’s objections to Parent’s calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount, as applicable.  Any Adjustment Notice of Objection shall specify those items or amounts with which the Stockholder Representative disagrees and shall set forth the Stockholder Representative’s calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable, based on such objections (it being understood that the Stockholder Representative shall be deemed to have accepted Parent’s calculation of any amounts set forth on the Adjustment Statement to which the Stockholder Representative does not object in the Adjustment Notice of Objection).

(d)           If the Stockholder Representative does not deliver an Adjustment Notice of Objection to Parent with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Stockholder Representative shall be deemed to have accepted Parent’s calculation of the underlying item of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount, as applicable, and such calculation shall be final, conclusive and binding on the Parties.  If the Stockholder Representative delivers an Adjustment Notice of Objection to Parent within the Adjustment Review Period, Parent and the Stockholder Representative shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable.  If, at the end of such period or any mutually agreed extension thereof, Parent and the Stockholder Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Parent and the Stockholder Representative (such firm or individual, the “Independent Expert”).  The Parties shall instruct the Independent Expert promptly to review this Section 2.11, as well as the Adjustment Statement, Adjustment Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement.  The Independent Expert shall base its determination solely on written submissions by Parent and the Stockholder Representative and not on an independent review.  Parent and the Stockholder Representative shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert.  As promptly as practicable, but in no event later than 45 days after its retention, the Independent Expert shall deliver to Parent and the Stockholder Representative a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Working Capital, the Company Transaction

Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand, nor less than the smallest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand.  The decision of the Independent Expert shall be final, conclusive and binding on the Parties.  The costs and expenses of the Independent Expert shall be allocated between Stockholder Representative, on the one hand, and the Stockholder Representative, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert.

(e)           For purposes of this Agreement, “Final Closing Working Capital”, “Final Company Transaction Costs Adjustment Amount”, “Final Company Cash”, “Final Tax Overpayment/Underpayment Amount” and “Final Rollover Indebtedness Amount” mean the amount of such items: (i) as shown in the Adjustment Statement delivered by Parent to the Stockholder Representative pursuant to Section 2.11(b) if no Adjustment Notice of Objection with respect thereto is timely delivered by the Stockholder Representative to Parent pursuant to Section 2.11(d); or (ii) if an Adjustment Notice of Objection is so delivered: (A) as agreed by Parent and the Stockholder Representative pursuant to Section 2.11(d); or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.11(d).

(f)            Within five Business Days after the Final Merger Consideration has been finally determined pursuant to this Section 2.11:

(i)            if the Final Merger Consideration is less than the Estimated Merger Consideration, Parent shall be entitled to receive a payment in cash out of the Adjustment Escrow Account in an amount equal to such difference; provided, that if such amount exceeds the Adjustment Escrow Amount: (A) Parent shall be entitled to receive the entire Adjustment Escrow Amount; and (B) each Company Stockholder shall severally, but not jointly, pay to Parent an aggregate amount equal to such Company Stockholder’s Pro Rata Share of the amount of such difference; provided, further, that each Stock Consideration Stockholder shall severally, but not jointly, pay its Pro Rata Share of any amount paid to Parent from the Adjustment Escrow Account to the Cash Consideration Stockholders in accordance with their respective Pro Rata Cash Shares; provided, further, that each Stock Consideration Stockholder shall have the option of making any payment pursuant to this Section 2.11(f)(i) in cash or by transfer of shares of Parent Class A Stock, with a share of Parent Class A Stock valued at $10 per share for such purpose (provided that each Stock Consideration Stockholder shall not be permitted to make any payment pursuant to this Section 2.11(f)(i) by transfer of shares of Parent Class A Stock if the Stockholder Representative determines, in its sole discretion, that transferring such shares could jeopardize the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code); and

(ii)           if the Final Merger Consideration is greater than the Estimated Merger Consideration: (A) each Company Stockholder shall be entitled receive its Pro Rata Cash Share of the Adjustment Escrow Amount from the Adjustment Escrow Account; and (B) Parent shall cause the Surviving Entity to pay to each Company Stockholder an amount equal to such Company Stockholder’s Pro Rata Share of the amount of such difference.

(g)           Any payment required to be made by: (i) the Company Stockholders pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of the Surviving Entity designated in writing by Parent at least one Business Day prior to such transfer; and (ii) the Surviving Entity on behalf of Parent pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account(s) designated in writing by the Stockholder Representative at least one Business Day prior to such transfer.

(h)           Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

(i)            Notwithstanding anything to the contrary in this Agreement, in the event that sum of: (i) the cash payable under this Agreement to Company Stockholders in respect of Company Common Stock (including the Closing Cash Payment Amount (as the same may be adjusted as provided in this Section 2.11(i)), the Adjustment Escrow Amount and any other consideration (other than Parent Class A Stock, the amount deposited into the HTA Tax Adjustment Amount Escrow (if any) and any amount with respect to the Tax Receivable Agreement) payable in respect of Company Common Stock to Company Stockholders pursuant to the Transaction)), determined at the Closing; plus (ii) the amount listed on Schedule C (amounts in (i) and (ii), collectively, the “Non-Stock Consideration”), would cause the Non-Stock Consideration to exceed 60% of an amount equal to: (A) the product of: (1) the number of shares of Parent Class A Stock to be issued to the Company Stockholders at Closing (as the same may be adjusted as provided in this Section 2.11(i)); multiplied by (2) the Testing Price; plus (B) the Non-Stock Consideration (the sum of clauses (A) and (B), the “Aggregate Consideration”), then: (aa) the number of shares of Parent Class A Stock required to be issued to the Company Stockholders as of the Closing shall be increased; and (bb) the Closing Cash Payment Amount shall be decreased by an amount equal to the Adjustment Per Share Price multiplied by each share of Parent Class A Stock issued pursuant to clause (aa), until the Non-Stock Consideration is equal (rounding up to the next whole share of Parent Class A Stock) to 60% of the Aggregate Consideration.  If any Non-Stock Consideration is payable after the Closing Date (“Additional Non-Stock Consideration”) (including any cash payable under the Tax Receivable Agreement, but only to the extent in excess of the amount taken account in clause (ii) above), the total Non-Stock Consideration as a percentage of the Aggregate Consideration shall be retested, and if such percentage would exceed 60%, Non-Stock Consideration shall be reduced, and in lieu thereof additional shares of Parent Class A Stock shall be issued, in each case based on the principles set forth in preceding sentence (it being understood that Parent Class A Stock theretofore issued, including any Earn Out Shares, shall be valued using the Testing Price applicable to such issuance and any transfer of Parent Class A Stock pursuant to Section 2.11(f)(i) shall not be treated as issued for purposes of this calculation).  Any shares issued pursuant to this Section 2.11(i) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring after the date hereof.

2.12        Tax Treatment of the Mergers.

(a)           The Parties shall not take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)           For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties will prepare and file all Tax Returns consistent with the treatment of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law) and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

2.13        Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity, the Exchange Agent and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, that if Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates determine that any payment to the Company Stockholders hereunder is subject to deduction and/or withholding, then Parent shall provide notice to the Stockholder Representative as soon as reasonably practicable after such determination. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  Any amounts so withheld shall be remitted to the applicable Governmental Entity.

2.14        Taking of Necessary Action; Further Action. If, at any time after the Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the officers and directors or members, as applicable, (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

EARN OUT

3.1          Issuance of Earn Out Shares.

(a)           Following the Closing, and as additional consideration for the Mergers and the other Transactions, within five Business Days after the occurrence of a Triggering Event, Parent shall issue or cause to be issued to each Cash Consideration Stockholder (in accordance with its respective Pro Rata Cash Share) the following shares of Parent Class A Stock (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring on or after the Closing, the “Earn Out Shares”), upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Agreements:

(i)            upon the occurrence of Triggering Event I, a one-time issuance of 2,500,000 Earn Out Shares;

(ii)           upon the occurrence of Triggering Event II, a one-time issuance of 2,500,000 Earn Out Shares;

(iii)          upon the occurrence of Triggering Event III, a one-time issuance of 2,500,000 Earn Out Shares; and

(iv)          upon the occurrence of Triggering Event IV, a one-time issuance of 2,500,000 Earn Out Shares.

(b)           For the avoidance of doubt, the Cash Consideration Stockholders shall be entitled to receive Earn Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Cash Consideration Stockholders be entitled to receive more than an aggregate of 10,000,000 Earn Out Shares.

3.2          Acceleration Event.  If, during the Earn Out Period, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any Triggering Event (an “Acceleration Event”), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall issue the applicable Earn Out Shares to the Cash Consideration Stockholders (in accordance with their respective Pro Rata Cash Share), and the recipients of such issued Earn Out Shares shall be eligible to participate in such Change of Control.

3.3          Tax Treatment of Earn Out Shares.  Any issuance of Earn Out Shares, including any issuance of Earn Out Shares made upon the occurrence of an Acceleration Event pursuant to Section 3.2, shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, First Merger Sub and Second Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof and as of the Closing Date as follows:

4.1          Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the Legal Requirements of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole.  The Company is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.  Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company as currently in effect, have been made available to Parent.  The Company is not in violation of any of the provisions of the Company’s Charter Documents.

4.2          Company Subsidiaries.

(a)           The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”).  The Company owns all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens).  Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)           Each Company Subsidiary is a corporation, limited liability company, limited company, private limited company or public limited company duly incorporated or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization and has the requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.  Each Company Subsidiary is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Charter Documents of each Company Subsidiary, as amended and currently in effect, have been made available to Parent.  No Company Subsidiary is in violation of any of the provisions of its Charter Documents.

4.3          Capitalization.

(a)           As of the date of this Agreement, 2,000 shares of Company Common Stock, par value $0.01 per share, consisting of 1,000 shares of Voting Common Stock (“Voting Common Stock”) and 1,000 shares of Non-Voting Common Stock (“Non-Voting Common Stock”), are authorized and 99.8066159 shares of Voting Common Stock are issued and outstanding and 10.99670821 shares of Non-Voting Common Stock are issued and outstanding. Schedule 4.3(a) of the Company Disclosure Letter contains a true and correct list of all Company Common Stock owned by each Company Stockholder and the respective class(es) thereof, along with the mailing address of each of the foregoing Persons.

(b)           No securities or ownership interests are reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase Company Common Stock.  All outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.  Each share of Company Common Stock has been issued in compliance in all material respects with: (i) Applicable Legal Requirements; and (ii) the Company’s Charter Documents.

(c)           Schedule 4.3(c) of the Company Disclosure Letter sets forth as of the date hereof, the name of each holder of any outstanding performance unit granted under the Participation Plan (each a “Performance Unit”).  Other than the Participation Plan and as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  Other than the Participation Plan and as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company.

(d)           Except as set forth in the Company’s Charter Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

(e)           Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

4.4          Authority Relative to this Agreement. The Company has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions (including the Mergers).  The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action on the part of the Company (including the approval by its board of directors and, following receipt of the Company Stockholder Approval, the Company Stockholders as required by the DGCL), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions.  This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5          No Conflict; Required Filings and Consents.

(a)           The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, and the performance of this Agreement and the other Transaction Agreements to which it is a party by the Company shall not: (i) conflict with or violate the Company’s Charter Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made,  conflict with or violate any Applicable Legal Requirements; (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or materially impair the Company’s or any of its Subsidiaries’ rights or, in a manner adverse to any of the Group Companies, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clause (iii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)                                 The execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) the filing of the First Certificate of Merger in accordance with the DGCL; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (iii) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder; (iv) the consents, approvals, authorizations and permits described on Schedule 4.5(b) of the Company Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or prevent consummation of the Transactions.

4.6                               Compliance; Approvals.  Each of the Group Companies has complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole.  No written, or to the Knowledge of the Company, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of the Group Companies.  Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

4.7                               Government Contracts.  With respect to any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto between any of the Group Companies and any Governmental Entity (“Government Contracts”) in effect on the date hereof, except as disclosed on Schedule 4.7 of the Company Disclosure Letter: (a) no such Government Contract is currently the subject of bid or award protest proceedings and, to the Company’s Knowledge, no such Government Contract is reasonably likely to become the subject of bid or award protest proceedings; (b) the Group Companies have complied in all material respects with all statutory and regulatory requirements applicable to each of the Government Contracts and their associated quotations, bids and proposals; (c) all facts set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Group Companies in connection with each of the Government Contracts and their associated quotations, bids and proposals were true and accurate in all material respects as of the date of submission; (d) no Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract has disallowed any material costs claimed by the Group Companies under such Government Contracts; (e) no Governmental Entity has within the 12 months prior to the date hereof made any written claim for any material price adjustment or any other request for a material reduction in the price of any of such Government Contracts; (f) within the last 12 months, the Company has received no written notice terminating any of the Company’s Government Contracts for default or for convenience or indicating an intent to terminate any such Government Contracts for convenience; (g) neither the Group Companies nor, to the Company’s Knowledge, any stockholder, employee of or consultant to the Company, has been or is now suspended, debarred or proposed for suspension or debarment from government contracting; and (h) to the Company’s Knowledge, the Group Companies have not undergone and are not undergoing any audit, review, inspection, investigation, survey or examination of records relating to such Government Contracts, other than in the ordinary course of business, and, to the Company’s Knowledge, there is no reasonable basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business.

4.8                               Financial Statements.

(a)                                 The Company has made available to Parent true and complete copies of: (i) the audited consolidated financial statements (including any related notes thereto) of ATS Consolidated, Inc. and its Subsidiaries (other than the HTA Subsidiaries and the EPC Subsidiaries) for the fiscal years ended December 31, 2017 and 2016 (collectively, the “ATS Audited Financial Statements”); (ii) the unaudited consolidated financial statements of the ATS Consolidated, Inc. and its Subsidiaries (other than: (A) the EPC Subsidiaries; and (B) with respect to the 2-month period ended February 28, 2018 only, the HTA Subsidiaries) for the 3-month period ended March 31, 2018 (the “ATS Unaudited Financial Statements” and, together with the ATS Audited Financial Statements, the “ATS Financial Statements”); (iii) the audited consolidated financial statements (including any related notes thereto) of HTA Holdings, Inc. and the HTA Subsidiaries for the fiscal years ended December 31, 2017 and 2016 (collectively, the “HTA Financial Statements” and, together with the ATS Financial Statements, the “U.S. GAAP Financial Statements”); and (iv) the audited consolidated financial statements (including any related notes thereto) of the EPC Subsidiaries for the fiscal years ended December 31, 2017 and 2016 (collectively, the “EPC Financial Statements” and, together with the U.S. GAAP Financial Statements, the “Financial Statements”). The U.S. GAAP Financial Statements comply as to form in all material respects, and were prepared in accordance, with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto), and fairly present in all material respects the financial position of: (A) ATS Consolidated, Inc. and its Subsidiaries (other than the HTA Subsidiaries and the EPC Subsidiaries), in the case of the ATS Audited Financial Statements; (B) ATS Consolidated, Inc. and its Subsidiaries (other than: (1) the EPC Subsidiaries; and (2) with respect to the 2-month period ended February 28, 2018 only, the HTA Subsidiaries), in the case of the ATS Unaudited Financial Statements; or (C) HTA Holdings, Inc. and its Subsidiaries (including the HTA Subsidiaries), in the case of the HTA Financial Statements, in each case at the date thereof and the results of their operations and cash flows for the period indicated, except as otherwise noted therein and subject, in the case of the ATS Unaudited Financial Statements, to the absence of notes and to normal and recurring year-end adjustments (none of which will be material to the Group Companies, taken as a whole).  The EPC Financial Statements comply as to form in all material respects, and were prepared in accordance with the UK Companies Act 2006 and the generally accepted accounting principles and practices in the United Kingdom as in effect on the date hereof (“U.K. GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and give a true and fair view of the state of affairs of the EPC Subsidiaries and of their assets and liabilities as at the respective dates thereof and for the respective financial periods indicated therein and of the profits and losses and income of the EPC Subsidiaries for the respective financial periods indicated therein, except as otherwise noted therein.

(b)                                 The Company has established and maintained a system of internal controls. To the Knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with U.S. GAAP.

(c)                                  There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

4.9                               No Undisclosed Liabilities. The Group Companies have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP in the case of the Group Companies (other than the EPC Subsidiaries) or U.K. GAAP (in the case of the EPC Subsidiaries), except: (a) liabilities provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto; and (b) liabilities arising in the ordinary course of the Company’s business since December 31, 2017.

4.10                        Absence of Certain Changes or Events. Except as contemplated by this Agreement, since December 31, 2017, each of the Group Companies has conducted its business in the ordinary course of business consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock or other securities; (c) any split, combination or reclassification of any of the shares of Company Common Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock; (g) any revaluation by the Company of any of its assets, including any sale of assets of the Company other than with respect to sales in the ordinary course of business; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of Parent.

4.11                        Litigation.  Except as disclosed on Schedule 4.11 of the Company Disclosure Letter or as would not be material to the Group Companies, taken as whole, there is: (a) no pending or, to the Knowledge of the Company, threatened, Legal Proceeding against any Group Company or any of its properties or assets, or any of the directors or officers of any Group

Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) to the Knowledge of the Company, other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity pursuant to a Government Contract, no pending or threatened in writing, audit, examination or investigation by any Governmental Entity against any Company or any of its properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such audit, examination or investigation; (c) no pending or threatened Legal Proceeding by any Group Company against any third party; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (e) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such.

4.12                        Employee Benefit Plans.

(a)                                 Schedule 4.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Employee Benefit Plan, excluding any employment or consulting agreement or offer letter that either: (i) is terminable by the Company at will; or (ii) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such agreement or offer letter does not provide for: (A) severance or similar obligations; (B) transaction bonuses or change in control payments; or (C) tax gross-ups; provided that a form of such excluded agreement or offer letter is listed.

(b)                                 With respect to each Employee Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) for the most recent plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) any other documents which are required to be filed with any regulatory authority together with all other tax clearances and approvals necessary to obtain favorable tax treatment for the Employee Benefit Plans; (v) any non-routine correspondence with any Governmental Entity regarding any Employee Benefits Plan during the past three years, and (vi) the most recent summary plan descriptions.

(c)                                  Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Legal Requirements.  No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d)                                 Each Employee Benefit Plan intended to qualify under Section 401 does so qualify, and any trusts intended to be exempt from federal income taxation under the provisions of Section 501(a) of the Code are so exempt.  Nothing has occurred with respect to the operation of the Employee Benefit Plans that would reasonably be expected to cause the denial or loss of such qualification or exemption.

(e)                                  No Group Company or any of its respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f)                                   None of the Employee Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(g)                                  With respect to any Employee Benefit Plan no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof.  No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Legal Requirements.

(h)                                 All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.

(i)                                     Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j)                                    Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k)                                 The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l)                                     Each Employee Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(m)                             As of the Closing, the Participation Plan will be terminated and of no further force or effect, and the Company will not have any liability with respect thereto, other than the Participation Plan Costs.

(n)                                 All Performance Units have been granted and administered in accordance with the applicable plan and agreement and Applicable Legal Requirements.

4.13                        Labor Matters.

(a)                                 Except as disclosed on Schedule 4.13(a) of the Company Disclosure Letter, no Group Company is a party to any collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company.  There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened within the last three years.  There is no organizing activity involving any Group Company pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees.

(b)                                 There are no pending: (i) strikes, work stoppages, slowdowns, lockouts or arbitrations (nor have there been any strikes, work stoppages, slowdowns, lockouts or arbitrations within the three years prior to the Closing); or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Group Companies involving any employee of the Group Companies.  Except as set forth on Schedule 4.13(b), there are no material charges, grievances or complaints, in each case related to alleged unfair labor practices, pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization.  There are no continuing obligations of the Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

(c)                                  To the Knowledge of the Company, as of the date hereof, none of the Company’s officers or key employees has given written notice of any intent to terminate his or her employment with the Company.  The Group Companies are in compliance in all material respects and, to the  Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment and consulting agreements between any Group Company and such individuals.

(d)                                 Except as set forth on Schedule 4.13(d) of the Company Disclosure Letter, there are no material complaints, charges or claims against the Group Companies pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual.  Each Group Company is in material compliance with all Applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment, wages and hours, the Worker Adjustment and Retraining Notification (“WARN”) Act, and any similar state or local “mass layoff” or “plant closing” laws, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance.  There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to any Group Company within the six (6) months prior to the Closing.  No Group Company is liable for any material arrears of wages or penalties with respect thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.  All amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by Applicable Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Group Companies, taken as whole.  There are no pending, or to the Knowledge of the Company, threatened in writing Legal Proceedings against any Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company.

(e)                                  Except as would not reasonably be expected to result in the Company’s incurring a material liability, no employee or former employee of the Group Companies is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under Applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

4.14                        Real Property; Tangible Property.

(a)                                 The Group Companies do not own, and, except as set forth on Schedule 4.14(a) of the Company Disclosure Letter, have never owned, any real property.

(b)                                 Each Group Company has a valid, binding and enforceable leasehold interest under each of the real properties under which it is a lessee (the “Company Leased Properties”), free and clear of all Liens (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Company Leased Properties, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect.  The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases.  No Group Company is in breach of or default under any

Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.  No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by an Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.  No party to any Company Real Property Lease has exercised any termination rights with respect thereto.  Schedule 4.14(b) of the Company Disclosure Letter contains a true and correct list of all Company Real Property Leases.

(c)                                  Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any leases; and (iii) the Liens specifically identified on the Schedule 4.14(b) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, in each case of clauses (A) and (B) except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

4.15                        Taxes.

(a)                                 All material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects.  All material amounts of Taxes payable by or on behalf of each Group Company (whether or not shown on any Tax Return) have been fully and timely paid.

(b)                                 Each of the Group Companies has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the relevant Governmental Entity.

(c)                                  No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing  (nor to the Company’s Knowledge is there any) against the any Group Company which has not been paid or resolved.

(d)                                 No material Tax audit or other examination of any Group Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any (nor to the Company’s Knowledge is there any) request or threat for such an audit or other examination.

(e)                                  There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f)                                   Each Group Company has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the ordinary course of business. As of the Closing Date, the accrued and unpaid federal, state, local and foreign income Taxes (determined using income tax principles and not U.S. GAAP) of the Group Companies with respect to the taxable year (or portion thereof) ending on the Closing Date and taxable period ended on December 31, 2017 (or, if any Group Company is not a calendar year taxpayer for income Tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the Closing Date for which final income Tax Returns have not been filed), will not materially exceed the amount taken into account pursuant to clause (b) of the definition of Tax Overpayment/Underpayment Amount for purposes of calculating the Estimated Tax Overpayment/Underpayment Amount.

(g)                                  No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); or (iii) has, within the last six years, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company.

(h)                                 No Group Company: (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction”  within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

(i)                                     No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file a material income Tax Return and does not file such Tax Return.

(j)                                    No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

(k)                                 No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Legal Requirements); (iii) other than in the ordinary course of business a prepaid amount received or deferred revenue recognized on or prior to the Closing Date; (iv) to the Company’s Knowledge, intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements; or (vi) an election under Section 108(i) of the Code.

(l)                                     No Group Company has been or will be required to include any material amount in income after the Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

(m)                             Within the last six years, no claim has been made in writing (nor to the Company’s Knowledge has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(n)                                 The Company has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.16                        Environmental Matters.

(a)                                 Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

(i)                                     The Group Companies are and have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Action/Filings required under applicable Environmental Laws;

(ii)                                  Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders or proceedings arising under or related to Environmental Laws.  To the Knowledge of the

Company, no conditions currently exist with respect to Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws; and

(b)                                 To the Knowledge of the Company, the Group Companies have made available to Parent copies of all material environmental assessments, studies, audits, analyses or reports relating to Company Leased Properties and copies of all material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Group Companies.

4.17                        Brokers; Third Party Expenses.  The Group Companies have not incurred, nor will any of them incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

4.18                        Intellectual Property.

(a)                                 Schedule 4.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all of the following Intellectual Property that is owned by the Group Companies: (i) registered Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iii), collectively, the “Company Registered Intellectual Property”); (iv) Internet domain names actively used by a Group Company that are material to any of the businesses of the Group Companies; (v) unregistered Trademarks (for which there are no pending applications) that are material to any of the businesses of the Group Companies; and (vi) social media accounts that are material to any of the businesses of the Group Companies.  All of the Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable in all material respects and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property and those Internet domain names actively used by a Group Company that are material to any of the businesses of the Group Companies, in full force and effect.

(b)                                 The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property (subject to non-exclusive licenses that have been granted therein in the ordinary course of business)  and has a license, sublicense or otherwise possesses legally enforceable rights, to use all other Intellectual Property used in the conduct of the business of the Group Companies as presently conducted, free and clear of all Liens (other than Permitted Liens); provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company.  The Owned Intellectual Property

and the Licensed Intellectual Property when used within the scope of the applicable Inbound License and all applicable license agreements to which such Group Company is a party include all of the Intellectual Property necessary for each of the Group Companies to conduct its business as currently conducted; provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company.

(c)                                  The conduct of the businesses of the Group Companies as presently conducted has not infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any Person.  To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any of the Owned Intellectual Property and no such claims have been made in writing against any third party by any of the Group Companies in the three years prior to the date of this Agreement.

(d)                                 There is no action pending or, to the Knowledge of the Company, threatened, against any of the Group Companies, and the Company has not received in the three years prior to the date of this Agreement any notice from any Person pursuant to which any Person is: (i) alleging that the conduct of the business of the Company is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party; or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property.  None of the Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Owned Intellectual Property.

(e)                                  No past or present director, officer or employee of the Company owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any material Owned Intellectual Property.  Each of its past and present directors, officers, employees, consultants and independent contractors of any of the Group Companies who are engaged in creating or developing for such Group Company any material Owned Intellectual Property in the course of such Person’s employment or retention thereby has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such  Group Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by any such Person with respect to material Intellectual Property under any such agreement.

(f)                                   Each of the Group Companies, as applicable, has taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property.  No Trade Secret that is material to the business of the Group Companies has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies’ past or present employees or any other Person, other than as subject to an agreement restricting the disclosure and use of such Trade Secret.

(g)                                  To the Knowledge of the Company, no funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property.  To the Knowledge of the Company, no current or former employee, consultant or independent contractor of any of the Group Companies who contributed to the creation or development of any material Owned Intellectual Property was performing services for a Governmental Entity or any university, college, research institute or other educational institution related to the Group Companies’ business as presently conducted during a period of time during which such employee, consultant or independent contractor was also performing services for any of the Group Companies.

(h)                                 The Company or one of its Subsidiaries owns or has a valid right to access and use pursuant to a written agreement (which, for the avoidance of doubt, shall include standard click-through agreements), all computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, databases, websites and equipment used by any Group Company to process, store, maintain and operate data, information and functions that are material to and are used in connection with the business of the Group Companies (collectively, the “Company IT Systems”).  The Company IT Systems are adequate for the operation of the business of the Group Companies as currently conducted.  In the last 12 months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company IT Systems or the conduct of the business of the Group Companies.  To the Knowledge of the Company, the Company IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effect that materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation, or enable or assist any Person to access without authorization any Company IT Systems.

(i)                                     None of the Group Companies has incorporated any open source software in, or used any open source software in connection with, any software developed, licensed, distributed, used or otherwise exploited by any of the Group Companies in a manner that requires the contribution, licensing, attribution or disclosure to any third party of any material portion of the source code of any software developed, licensed, distributed used or otherwise exploited by or for any of the Group Companies or that would otherwise diminish or transfer the rights of ownership in any material Intellectual Property or software of any of the Group Companies to any Person.  The Group Companies are in material compliance with the terms and conditions of all relevant licenses for open source software used in the business of the Group Companies.

(j)                                    The execution and delivery of this Agreement by the Group Companies and the consummation of the Transactions will not: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify any agreement relating to any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any material Owned Intellectual Property or any of the Intellectual Property of Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates; or (iii) cause a material loss or impairment of any material Owned Intellectual Property or material Licensed Intellectual Property.

4.19                        Privacy.

(a)                                 Each of the Group Companies and any Person acting for or on behalf of any of the Group Companies have at all times (in the case of any such Person, during the time such Person was acting for or on behalf of such Group Company) complied in all material respects, as applicable to such Group Company, with: (i) all applicable Privacy Laws; (ii) all of the applicable Group Company’s applicable policies and notices regarding Personal Information; and (iii) all of such Group Company’s applicable contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information.  None of the Group Companies have received in the three years prior to the date of this Agreement any written notice of any claims (including written notice from third parties acting on its or their behalves), of or been charged with, the violation of, any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information.  None of the Group Companies is in material violation of its applicable privacy policies or notices.

(b)                                 Each of the Group Companies has, as applicable: (i) implemented and at all times maintained in all material respects reasonable safeguards, which safeguards are consistent with practices in the industry in which the applicable Group Company operates, to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; (ii) entered into written agreements with all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Information for or on behalf of the applicable Group Company that obligate such Persons to comply with applicable Privacy Laws and to take reasonable steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure; and (iii) to the Knowledge of the Company, any third party who has provided Personal Information to any of the Group Companies has done so in compliance with applicable Privacy Laws applicable to it, including providing any notice and obtaining any consent required under such Privacy Laws.

(c)                                  To the Knowledge of the Company, there have been no breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of any of the Group Companies or collected, used or processed by or on behalf of the Group Companies and none of the Group Companies have provided or been legally or contractually required to provide any notices to any

Person in connection with a disclosure of Personal Information in the last three years.  To the extent applicable, each of the Group Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard the data and Personal Information in its possession or control.  Each of the applicable Group Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and have resolved or remediated any material privacy or data security issues or vulnerabilities identified.  None of the Group Companies nor any third party acting at the direction or authorization of the Group Companies has paid: (i) any perpetrator of any data breach incident or cyber-attack; or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or other third party.

4.20                        Agreements, Contracts and Commitments.

(a)                                 Schedule 4.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement.  For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean:

(i)                                     any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $2,000,000 per annum;

(ii)                                  any Contract with the top 10 customers of the Company’s safety operations and the top five customers of the Company’s commercial fleet operations (the “Material Customers”) and top 10 suppliers of the Company’s safety operations and the top five suppliers of the Company’s commercial fleet operations (the “Material Suppliers”) as determined by revenue and dollar volume of payments, respectively, in each case during the 12-month period prior to the date of this Agreement;

(iii)                               any material Government Contract;

(iv)                              any Contract that purports to limit the localities in which the Group Companies’ businesses are conducted in any manner that is material to the Group Companies, taken as a whole, including any non-compete agreements or agreements limiting the ability of any of the Group Companies from soliciting customers or employees, in a manner that is material to the Group Companies, taken as a whole;

(v)                                 any Contract that imposes obligations on any of the Group Companies to provide “most favored nation” pricing to any of its customers, or that contains any “take or pay” or minimum requirements with any of its suppliers, right of first refusal or other similar provisions with respect to any transaction engaged in by any of the Group Companies;

(vi)                              any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

(vii)                           any Contract for or relating to any borrowing of money by or from the Company, including the Existing Credit Agreements;

(viii)                        any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $200,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company at will; or (B) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

(ix)                              any Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Company; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies;

(x)                                 any obligation to register any Company Common Stock or other securities of the Company with any Governmental Entity;

(xi)                              any Contracts for: (A) the sale of any of the business, properties or assets of any Group Company in an amount in excess of $10,000, other than in the ordinary course of business consistent with past practice; or (B) the acquisition by any Group Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase of inventory or supplies entered into in the ordinary course of business consistent with past practice);

(xii)                           any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(xiii)                        any collective bargaining agreement with any labor union;

(xiv)                       any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $150,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(xv)                          any Contract under which the any of the Group Companies: (A) licenses Intellectual Property from any third party (other than off-the-shelf software commercially available on standard commercial terms for an annual or aggregate fee of no more than $250,000) (“Inbound License”); (B) licenses Intellectual Property to any third party (other than non-exclusive licenses granted to suppliers or vendors engaged to supply products or provide services to such Group Company or to distributors or customers in the ordinary course of business); or (C) is developing or has developed any material Intellectual Property, itself or through a third party, except, in each case, for any of such license or development Contracts that are not material for the operation of the Group Companies;

(xvi)                       each Contract with any academic institution, research center or Governmental Entity that provides for the provision of funding to the Company for research and development or similar activities involving the creation of any material Intellectual Property or other assets; and

(xvii)                    any written offer or proposal which, if accepted, would constitute any of the foregoing.

(b)                                 Each Company Material Contract is in full force and effect and, to the Knowledge of the Company, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

(c)                                  Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to the Group Companies, taken as a whole.

4.21                        Insurance.  Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) covering all material insurable risks in respect of its business and assets, and the Insurance Policies are in full force and effect.  The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts.  No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies.  There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

4.22                        Interested Party Transactions.  No employee, officer, director, or Company Stockholder or a member of his or her immediate family is indebted to the Company for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than: (a) for payment of salary, bonuses and other compensation for services rendered; (b) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; and (c) for other employee benefits made generally available to all employees.  To the Knowledge of the Company, no officer, director, employee, Company Stockholder or holder of derivative securities of the Company (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts as relate to any such Person’s ownership of Company Common Stock or other securities of the Company or such Person’s employment or consulting arrangements with the Group Companies).

4.23                        Certain Provided Information.  The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

4.24                        Indebtedness.  Schedule 4.24 of the Company Disclosure Letter sets forth the outstanding principal amount of Rollover Indebtedness as of the date hereof.  Schedule 4.24 of the Company Disclosure Letter also sets forth the principal amount of all of the outstanding Indebtedness, as of the date hereof, of the Group Companies, other than the Rollover Indebtedness and the HTA Tax Adjustment Amount.

4.25                        Foreign Corrupt Practices Act.  None of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf has, in connection with the operation of the business of the Group Companies: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act of 2010 or any other applicable anti-corruption or anti-bribery Legal Requirements; or (g) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other Applicable Legal Requirements.

4.26                        Customers and Suppliers.  Since January 1, 2017, no Group Company has received any written or, to the Knowledge of the Company, oral notice that any Group Company is in material breach of or material default under any Contract with any Material Customer or

Material Supplier or that any such Material Customer or Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

4.27                        Disclaimer of Other Warranties.  THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS.  WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY IN ARTICLE V; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB OR SECOND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING.  THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT.  THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS  AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE V OF THIS

AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.27, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE V BY SUCH PERSON.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB

Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, First Merger Sub and Second Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (ii) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent, First Merger Sub and Second Merger Sub represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

5.1                               Organization and Qualification.

(a)                                 Each of Parent, First Merger Sub and Second Merger Sub is a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

(c)                                  None of Parent, First Merger Sub or Second Merger Sub are in violation of any of the provisions of their respective Charter Documents.

(d)                                 Each of Parent, First Merger Sub and Second Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.  Each jurisdiction in which Parent, First Merger Sub and Second Merger Sub are so qualified or licensed is listed on Schedule 5.1(d) of the Parent Disclosure Letter.

5.2                               Parent Subsidiaries.  Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than First Merger Sub and Second Merger Sub.  Neither First Merger Sub nor Second Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement.  First Merger Sub and Second Merger Sub are entities that have been formed solely for the purpose of engaging in the Transactions.

5.3                               Capitalization.

(a)                                 As of the date of this Agreement: (i) 1,000,000 preference shares, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and no shares are issued and outstanding; (ii) 200,000,000 Class A common shares of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 40,000,000 are issued and outstanding; (iii) 20,000,000 Class F common shares of Parent, par value $0.0001 per share (“Parent Class F Stock” and, together with the Parent Preferred Stock and the Parent Class A Stock, the “Parent Shares”), are authorized and 10,000,000 are issued and outstanding, and upon the closing of the transactions contemplated by the Subscription Agreements, Parent has committed to cancel 3,478,261 shares of Parent Class F Stock and issue 43,478,261 shares of Parent Class A Stock to the PIPE Investors; (iv) 6,666,666 warrants to purchase one share of Parent Class A Stock (the “Private Placement Warrants”) are outstanding; and (v) 13,333,333 warrants to purchase one share of Parent Class A Stock (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding.  All outstanding Parent Class A Stock, Parent Class F Stock, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

(b)                                 The authorized capital stock of First Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (the “First Merger Sub Common Stock”).  As of the date hereof, 1,000 shares of First Merger Sub Common Stock are issued and outstanding. All outstanding shares of First Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent.

(c)                                  As of the date hereof, all outstanding membership interests of Second Merger Sub have been duly authorized, validly issued and are not subject to preemptive rights and are held by Parent.

(d)                                 Except for the Parent Warrants and the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Parent, First Merger Sub or Second Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in Parent, First Merger Sub or Second Merger Sub.

(e)                                  Each Parent Share, share of First Merger Sub Common Stock and Second Merger Sub membership interest and Parent Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Charter Documents of Parent, First Merger Sub or Second Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Charter Documents of Parent, First Merger Sub or Second Merger Sub, as applicable or any Contract to which any of Parent, First Merger Sub or Second Merger Sub is a party or otherwise bound by.

(f)                                   All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(g)                                  Subject to approval of the Parent Stockholder Matters, the shares of Parent Class A Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Legal Requirements).

(h)                                 Each holder of any of Parent Shares initially issued to the Sponsor in connection with Parent’s initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such Parent pursuant to the Parent Organizational Documents.

(i)                                     Except as set forth in the Parent Organizational Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(j)                                    The holders of the Parent Class F Stock have waived any adjustment to the Initial Conversion Ratio (as defined in the Parent Charter).

5.4                               Authority Relative to this Agreement. Each of Parent, First Merger Sub and Second Merger Sub has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Mergers).  The execution and delivery by Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, First Merger Sub and Second Merger Sub of the

Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, First Merger Sub and Second Merger Sub, and no other proceedings on the part of Parent, First Merger Sub or Second Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters.  This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent, First Merger Sub and Second Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of Parent, First Merger Sub and Second Merger Sub (as applicable), enforceable against Parent, First Merger Sub and Second Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

5.5                               No Conflict; Required Filings and Consents.

(a)                                 Neither the execution, delivery nor performance by Parent, First Merger Sub and Second Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor (assuming approval of the Parent Stockholder Matters is obtained) the consummation of the Transactions shall: (i) conflict with or violate their respective Charter Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)                                 The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificates of Merger in accordance with the DGCL and DLLCA, as applicable; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent the consummation of the Mergers.

5.6                               Compliance; Approvals.  Since its incorporation or organization, as applicable, each of Parent, First Merger Sub and Second Merger Sub has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business.  Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened.  No written, or to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of Parent, First Merger Sub or Second Merger Sub.  Each of Parent, First Merger Sub and Second Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

5.7                               Parent SEC Reports and Financial Statements.

(a)                                 Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”).  All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction.  Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect.  The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder.  The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act.  Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.  As used in this Section 5.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

(b)                                 The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports.  No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

5.8                               Absence of Certain Changes or Events.  Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2017, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Stockholder Representative.

5.9                               Litigation.  There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

5.10                        Business Activities.  Since their respective incorporation, neither Parent, First Merger Sub nor Second Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination.  Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, First Merger Sub or Second Merger Sub or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

5.11                        Parent Material Contracts.  Schedule 5.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Parent, First Merger Sub or Second Merger Sub is party (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s annual report on Form 10-K for the year ended December 31, 2017.

5.12                        Parent Listing.  The issued and outstanding Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “GSHTU”.  The issued and outstanding shares of Parent Class A Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “GSHT”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “GSHTW”.  Parent is a member in good standing with Nasdaq.  There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Parent Warrants or terminate the listing of Parent on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Stock or Parent Warrants under the Exchange Act.

5.13                        PIPE Investment Amount.  Exhibit F sets forth true, accurate and complete copies of each of the subscription agreements (the “Subscription Agreements”) entered into by Parent with the applicable investors named therein (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have committed to provide equity financing to Parent in the aggregate amount of $400,000,000 (the “PIPE Investment Amount”).  The PIPE Investment Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable Parent to: (a) pay all cash amounts required to be paid by Parent or its Subsidiaries under or in connection with this Agreement; and (b) pay any and all fees and expenses of or payable by Parent with respect to the Transactions.  To Parent’s Knowledge with respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent.  Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, each PIPE Investor.  The Subscription Agreements provide that the Stockholder Representative is a third-party beneficiary thereof and is entitled to enforce such agreements.  There are no other agreements, side letters, or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement, that could affect the obligation of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date.  No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement.  The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

5.14                        Trust Account.

(a)                                 As of June 15, 2018, Parent had $404,270,829.27 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of January 12, 2017, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.  Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b)                                 The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.  Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, the Trustee.  There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Charter Documents) to any portion of the proceeds in the Trust Account.  Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Charter Documents.  There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

5.15                        Taxes.

(a)                                 All material Tax Returns required to be filed by or on behalf of Parent, First Merger Sub and Second Merger Sub have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects.  All material amounts of Taxes payable by or on behalf of Parent, First Merger Sub and Second Merger Sub (whether or not shown on any Tax Return) have been fully and timely paid.

(b)                                 No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (or otherwise to the Knowledge of Parent) against Parent, First Merger Sub and Second Merger Sub which has not been paid or resolved.  No material Tax audit or other examination of Parent, First Merger Sub or Second Merger Sub by any Governmental Entity is presently in progress, nor has Parent been notified in writing of (nor to the Knowledge of Parent has there been) any request or threat for such an audit or other examination.  There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent, First Merger Sub or Second Merger Sub.  Neither Parent, First Merger Sub nor Second Merger Sub has: (i) consented to extend the time in which any material amount of Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code.  Neither Parent, First Merger Sub nor Second Merger Sub has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.  Neither Parent, First Merger Sub nor Second Merger Sub has any liability for the Taxes of another Person (other than the Parent, First Merger Sub or Second Merger Sub) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to the Transaction Agreements or pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes).

(c)                                  Parent has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(d)                                 All of the membership interests in Second Merger Sub are owned by Parent, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent for United States federal income tax purposes.

5.16                        Information Supplied.  None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Company or the Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

5.17                        Employees; Benefit Plans.  Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees.  Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee.  Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

5.18                        Board Approval; Stockholder Vote.  The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

5.19                        Title to Assets.  Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and which are material to Parent, free and clear of any Liens (other than Permitted Liens).

5.20                        Affiliate Transactions.  Except as described in the Parent SEC Reports, no Contract between Parent, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Parent (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Parent.

5.21                        Brokers.  Other than fees or commissions for which Parent will be solely responsible, none of Parent, First Merger Sub, Second Merger Sub, nor any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

5.22                        Disclaimer of Other Warranties.  PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO

PARENT, FIRST MERGER SUB, SECOND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE COMPANY STOCKHOLDERS, ANY OTHER INSIDER, ANY OF THE GROUP COMPANIES, RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY TO PARENT, FIRST MERGER SUB AND SECOND MERGER SUB IN ARTICLE IV; AND (B) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING.  EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT.  EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.22, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING THE OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV BY SUCH PERSON.

ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1                               Conduct of Business by the Company and the Company Subsidiaries.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to: (a) the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld); or (b) as expressly contemplated by this Agreement or the Company Disclosure Letter.  Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a)                                 except as otherwise required by any existing Employee Benefit Plan or Applicable Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed 3% of such Person’s current base salary or wage pursuant to: (A) annual adjustments in the ordinary course of business consistent with past practice; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement (other than a termination of the Participation Plan in a manner consistent with this Agreement); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; or (v) grant any equity or equity-based compensation awards;

(b)                                 (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any of the businesses of the Group Companies; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any Trade Secrets within Owned Intellectual Property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such

Trade Secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practices; provided, that in no event shall the Company license on an exclusive basis or sell any material Owned Intellectual Property;

(c)                                  except for transactions solely among the Company and the Company Subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant,  issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d)                                 amend its Charter Documents, or form or establish any Subsidiary;

(e)                                  (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(f)                                   sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of assets or properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice or pursuant to agreements existing on the date hereof and set forth on Schedule 6.1(f) of the Company Disclosure Letter;

(g)                                  (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make, incur, create or assume any loans, advances or capital contributions to, or investments in, or guarantee any Indebtedness of, any Person other than any of the Group Companies except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of this Agreement, in each case set forth on Schedule 6.1(e) of the Company Disclosure

Letter; (iii) except in the ordinary course of business consistent with past practice, create any material Liens on any material property or assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (iv) fail to comply with the terms of the Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under any of the Existing Credit Agreements; (v) cancel or forgive any Indebtedness owed to any of the Group Companies; or (vi) make, incur or commit to make or incur any capital expenditures, other than in the ordinary course of business consistent with past practice;

(h)                                 release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets; provided, that nothing contained herein shall restrict the ability of the Group Companies to release, assign, compromise, settle or agree to settle any Legal Proceedings so long as such settlement is solely monetary in nature and any payments related to such settlement are made prior to the Closing, included as Current Liabilities in the determination of Final Closing Working Capital or otherwise reflected as a reduction to the Final Merger Consideration;

(i)                                     (i) except in the ordinary course of business consistent with past practices: (A) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract (other than the Existing Credit Agreements); (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract; or (D) incur or enter into a Contract requiring the Company to pay in excess of $2,000,000 in any 12-month period; or (ii) modify or amend any material term under any of the Existing Credit Agreements (other than obtaining the Existing Credit Agreement Consents) or terminate or allow the termination of any of the Existing Credit Agreements or any commitments thereunder;

(j)                                    except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(k)                                 (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(l)                                     authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

(m)                             subject to clause (c) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth on Schedule 6.1(m) of the Company Disclosure Letter as existing on the date of this Agreement;

(n)                                 engage in any material new line of business;

(o)                                 take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(p)                                 agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through (o) above.

6.2                               Conduct of Business by Parent, First Merger Sub and Second Merger Sub.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to the extent that the Stockholder Representative shall otherwise consent in writing or as contemplated by this Agreement (including as contemplated by the PIPE Investment).  Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements, without the prior written consent of the Stockholder Representative, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a)                                 declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b)                                 purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c)                                  other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d)                                 amend its Charter Documents or form or establish any Subsidiary;

(e)                                  (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f)                                   incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that Parent shall be permitted to incur Indebtedness (which shall constitute Parent Transaction Costs) from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on arm’s-length terms and conditions and repayable at Closing;

(g)                                  except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(h)                                 (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(i)                                     take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(j)                                    create any material Liens on any material property or assets of Parent, First Merger Sub or Second Merger Sub;

(k)                                 liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, First Merger Sub or Second Merger Sub;

(l)                                     commence, settle or compromise any Legal Proceeding;

(m)                             engage in any material new line of business;

(n)                                 amend the Trust Agreement or any other agreement related to the Trust Account; or

(o)                                 agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (n) above.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1                               Proxy Statement; Special Meeting.

(a)                                 Proxy Statement.

(i)                                     As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with the opportunity to redeem shares of Parent Class A Stock (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (3) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Charter attached hereto as Exhibit A; and (4) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Parent Stockholder Matters”). Without the prior written consent of the Stockholder Representative and the Company (each such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Special Meeting.  The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Parent, as promptly as practicable (but in no event later than five Business Days except as otherwise required by Applicable Legal Requirements) following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(ii)                                  Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.  Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).  Parent will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii)                               If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information.  If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then Company shall promptly inform Parent of such information, event or circumstance.

(iv)                              Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder.  The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement.  The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(b)                                 Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Stockholder Representative) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than 45 days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters.  Subject to the proviso in the following sentence, Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to Parent’s stockholders under Applicable Legal Requirements.  Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 7.1(b), regardless of whether or not there shall have occurred any Change in Recommendation.  Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

(c)                                  Company Stockholder Approval.  The Company shall solicit the Company Stockholder Approval via the Stockholder Consent and Joinder. In connection therewith, as promptly as practicable, the board of directors of the Company shall set a record date for determining the stockholders required to execute such Stockholder Consent and Joinder. The Company shall, through its board of directors, recommend to its stockholders that they provide the Company Stockholder Approval and execute the Stockholder Consent and Joinder.  The Company will provide Parent with a copy of the executed Stockholder Consent and Joinder.

7.2                               HSR Act.  As promptly as practicable after the date of this Agreement and in any event within 10 Business Days, Parent and the Company shall each prepare and file the notification required of it under the HSR Act in connection with the Transactions and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities.  Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable.  Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions.  Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions.  Parent, on the one hand, and the Company, on the other hand, shall each pay 50% of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act.

7.3                               Other Filings; Press Release.

(a)                                 As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b)                                 Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

(c)                                  Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Stockholder Representative.  Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

7.4                               Confidentiality; Communications Plan; Access to Information.

(a)                                 Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference.  Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.  Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Company Stockholders, on the one hand, or Parent, First Merger Sub or Second Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, First Merger Sub or Second Merger Sub (in the case of the Company Stockholders and, prior to the Closing, the Company) or the Stockholder Representative (in the case of Parent, First Merger Sub or Second Merger Sub and, following the Closing, the Company).

(b)                                 Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof.  Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Stockholder Representative, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Company Stockholders or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of the Company or the Company Stockholders, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.3 or this Section 7.4(b); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement.

(c)                                  The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of the Company.  Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent.

7.5                               Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including the Existing Credit Agreement Consent and any other consents referred to on Schedule 4.5(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the termination of each agreement set forth on Schedule 7.5(d) of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions.  This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”).  Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

7.6                               No Parent Securities Transactions.  Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions.  The Company shall use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

7.7                               No Claim Against Trust Account.  For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Stockholder Representative hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided, that: (a) nothing herein shall serve to limit or prohibit the Company’s or the Stockholder Representative’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in Article V; and (b) nothing herein shall serve to limit or prohibit any claims that the Company or the Stockholder Representative may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

7.8                               Participation Plan.  Prior to the Closing, the Company shall have taken all necessary corporate action to terminate, effective immediately prior to the Closing and contingent upon the consummation of the Transactions, the Participation Plan.

7.9                               Disclosure of Certain Matters.  Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have

Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

7.10                        Securities Listing.  Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Transactions to be approved for listing on Nasdaq at Closing.  During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock and Parent Warrants listed for trading on Nasdaq.  After the Closing, Parent shall use commercially reasonable efforts to: (a) continue the listing for trading of the Parent Class A Stock, Parent Units, and Parent Warrants on Nasdaq; and (b) in the event any Earn Out Shares become issuable pursuant to Article III, cause such Earn Out Shares to be approved for listing on Nasdaq.

7.11                        No Solicitation.

(a)                                 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries and the Company Stockholders not to (and each Company Stockholder has acknowledged to the Company that it shall not), and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination.  In addition, the Company shall, and shall cause its Subsidiaries and the Company Stockholders to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

(b)                                 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent, First Merger Sub and Second Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Stockholders and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination.  Parent, First Merger Sub and Second Merger Sub shall, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c)                                  Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Stockholder Representative) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement.  If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission (and in the case of Parent’s receipt, Parent shall also provide copies to the Stockholder Representative).

7.12                        Trust Account.  Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable to: (A) to stockholders who elect to have their Parent Class A Stock converted to cash in accordance with the provisions of Parent’s Charter Documents; (B) for income tax or other tax obligations of Parent prior to Closing; (C) for any Parent Transaction Costs; and (D) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of Parent; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.13                        Directors’ and Officers’ Liability Insurance.

(a)                                 Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Group Company (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Charter Documents or in any indemnification agreement with any Group Company set forth on Schedule 7.13(a) of the Company Disclosure Letter shall survive the Closing and shall continue in full force and effect.  For a period of six years from the Closing Date, Parent shall cause the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Group Company’s Charter Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of each Group Company with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and Parent shall, and shall cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.  From and after the Closing Date, Parent shall cause the Group Companies to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.13 without limit as to time.

(b)                                 Prior to the Closing, the Company shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of a Group Company currently covered by PE Greenlight Holdings LLC’s directors’ and officers’ liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing.  Parent shall, and shall cause the Surviving Entity to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Group Companies, as applicable, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.13(b).

(c)                                  The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Charter Documents of any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise.  The obligations of Parent and the Group Companies under this Section 7.13 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party.  The provisions of this Section 7.13 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 7.13.

(d)                                 If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 7.13.

7.14                        280G Approval.  To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than six days prior to the Closing Date, solicit and use its reasonable best efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and

(b) no later than three days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits.  Prior to, and in no event later than four days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. No later than seven days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation to determine whether and to what extent the vote described in this Section 7.12 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

7.15                        Tax Matters.

(a)                                 The Parties agree that, notwithstanding anything to the contrary in this Agreement or otherwise, for all purposes of this Agreement, including for purposes of determining Closing Working Capital and the Tax Overpayment/Underpayment Amount: (i) except as provided in clause (ii) of this Section 7.15(a), any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Group Companies shall be apportioned between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date, based on the actual operations of such entity, as the case may be, by a closing of the books of such entity, as if the Closing Date were the end of a Tax year (and, for such purpose, the Tax period of any partnership or pass-through entity, or any controlled foreign corporation within the meaning of Section 957(a) of the Code, in which a Group Company holds a beneficial interest shall be deemed to terminate as of the Closing Date), and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); (ii) in the case of any Taxes imposed on a periodic basis (e.g., any real property, personal property or similar ad valorem Taxes) that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period; (iii) any federal, state, local and foreign income tax deductions relating to or arising in connection with the Transactions shall be treated as deductible in the taxable period ending on the Closing Date to the maximum extent permitted by Legal Requirements based on a “more likely than not” or higher level of comfort, and it shall be assumed that none of Parent nor its Affiliates (including after the Closing the Group Companies) shall have applied the so called “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such deductions;

(iv) the election under Revenue Procedure 2011-29, 2011-18 I.R.B. to apply the 70% safe harbor to any “success based fee” as defined in Treasury Regulation Section 1.263(a)-5(f) incurred in connection with the Transactions shall be made for U.S. federal income tax purposes (and, as applicable, applied for state and local income Tax purposes); (v) other than as provided in clauses (iii) and (iv) of this Section 7.15(a), any gain, income, deduction or loss from transactions outside the ordinary course of business occurring on the Closing Date but after the Closing shall be treated as occurring after the Closing Date; and (vi) notwithstanding anything to the contrary in this Agreement or otherwise, the Mergers, taken together, shall be treated as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law).  Parent agrees that it shall not make any election under Section 338 or 336(e) of the Code, or any similar provision of state, local or foreign Legal Requirements, with respect to the Transactions.

(b)                                 All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions shall be borne and paid by the Parent.  Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Stockholder Representative and Parent shall reasonably cooperate with respect thereto as necessary).

(c)                                  On the Closing Date, the Company shall provide Parent with a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided, that, notwithstanding anything to the contrary, Parent’s sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by applicable Legal Requirements.

(d)                                 The Company shall consult with Parent (after the date hereof and prior to Closing), and Parent shall consult with the Stockholder Representative (after the Closing), in each case, in good faith with respect to the determination of the “purchase price allocation” pursuant to Section 6.1 of the HTA Purchase Agreement (the “HTA Purchase Price Allocation”) and the HTA Tax Adjustment Amount and each shall consider any reasonable comments made in writing by Parent or the Stockholder Representative, as applicable, with respect thereto.  The Company and Parent, or Parent and the Stockholder Representative, as applicable, shall attempt to resolve in good faith any dispute regarding any such comments.  To the extent the Company and Parent, or Parent and the Stockholder Representative, as applicable, are unable to resolve any such dispute, the dispute shall be submitted to the Independent Expert for resolution.  The decision of the Independent Expert shall be final and binding on the parties, absent manifest error.  The costs and expenses of the Independent Expert shall be borne by the Company and Parent, or Parent and the Stockholder Representative, as applicable, in the manner provided in Section 2.11(d).  Notwithstanding anything to the contrary in this Section 7.15(d) or otherwise in the Transaction Agreements, the Company, Parent and Stockholder Representative shall not take any position in connection with the determination of the HTA Purchase Price Allocation or the HTA Tax Adjustment Amount (or any proceeding relating thereto) contrary to the appraisal obtained from the Independent Appraiser by the Company in respect of the acquisition of the HTA Subsidiaries pursuant to the HTA Purchase Agreement (unless such position is required pursuant to the HTA Purchase Agreement or a final determination within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Legal Requirements).

7.16                        Prior Acquisitions.  The Company shall use commercially reasonable efforts to cause: (a) the Net Adjustment Amount (as defined in the HTA Purchase Agreement); (b) the HTA Tax Adjustment Amount; and (c) the Net Adjustment Amount (as defined in the EPC Purchase Agreement), in each case to be finally determined and paid in accordance with the HTA Purchase Agreement or EPC Purchase Agreement, as applicable, prior to the Closing. In the event that the HTA Tax Adjustment Amount has not been paid prior to the Closing Date, the Company shall fund the HTA Tax Adjustment Amount Escrow in accordance with Section 6.7(g) of the HTA Purchase Agreement prior to the Closing Date; provided, that in the event that the HTA Tax Adjustment Statement has not been delivered to ATS Consolidated, Inc. pursuant to Section 6.7(a)(i) of the HTA Purchase Agreement prior to the Closing Date, the Company shall deposit with the Escrow Agent (for the purposes of this Section 7.16, as defined in the HTA Purchase Agreement) prior to the Closing Date an amount of cash equal to $15,000,000, to fund the HTA Tax Adjustment Amount Escrow, which shall be held by the Escrow Agent in accordance with the Escrow Agreement (as defined in the HTA Purchase Agreement).  To the extent that the HTA Tax Adjustment Amount Escrow exceeds the Tax Adjustment Amount that becomes conclusive and binding upon the parties in accordance with Section 6.7(b) of the HTA Purchase Agreement, Parent shall pay or cause to be paid to each Company Stockholder such Company Stockholder’s Pro Rata Share of such excess amount of cash within five Business Days of the Company’s receipt of such excess amount of cash from the HTA Tax Adjustment Escrow.  To the extent the Company pays any amounts after the Closing pursuant to Section 6.7 of the HTA Purchase Agreement, other than from the HTA Tax Adjustment Amount Escrow, notwithstanding anything to the contrary herein, the next amounts otherwise required to be paid to the Company Stockholders under the Tax Receivable Agreement shall be reduced by the amount of such payment.  To the extent the Company receives any amounts after the Closing pursuant to Section 6.7 of the HTA Purchase Agreement, Parent shall pay or cause to be paid to each Company Stockholder such Company Stockholder’s Pro Rata Cash Share of such amount received with five Business Days of the Company’s receipt of such amount.

7.17                        Subscription Agreements.

(a)                                 Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Company or the Company Stockholders.  Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder; (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing.  Without limiting the generality of the foregoing, Parent shall give the Company or the Stockholder Representative, prompt (and, in any event within three Business Days) written notice:  (A) of any amendment to any Subscription Agreement (together with a copy of such amendment); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements.  The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(b)                                 Parent shall use its commercially reasonable efforts to cause the PIPE Investors to contribute the PIPE Investment Amount at or prior to the Closing if all conditions set forth in the applicable Subscription Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that Parent or any of its Affiliates control the satisfaction of).  Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions required to obtain the PIPE Investment Amount contemplated by the Subscription Agreements, including enforcing the rights of Parent under the Subscription Agreements.

7.18                        Section 16 Matters.  Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

7.19                        Qualification as an Emerging Growth Company.  Parent shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

7.20                        Board of Directors.  The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 7.20 of the Company Disclosure Letter and the other persons identified by the applicable Party (as if the Investor Rights Agreement were in effect) following the date hereof are elected and appointed as directors of Parent effective immediately after the Closing; provided, that any such persons not listed on Schedule 7.20 of the Company Disclosure Letter shall be identified as promptly as practicable following the date hereof (but in no event later than the date on which the Proxy Statement is filed with the SEC).

7.21                        R&W Insurance Policy.  Any R&W Insurance Policy obtained for the benefit of Parent shall provide that none of the Company Stockholders and the Stockholder Representative shall be liable to the insurer under the R&W Insurance Policy for subrogation claims pursuant to the R&W Insurance Policy, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Persons, and Parent covenants and agrees that the R&W Insurance Policy will include a waiver of subrogation claims against the Company Stockholders and the Stockholder Representative, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Person.

7.22                        Deleveraging Amount.  Simultaneously with the Closing: (a) Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount; and (b) immediately thereafter, Parent shall cause the Surviving Entity to pay to the lenders under the Existing Credit Agreements an amount equal to: (i) the Deleveraging Amount; plus (ii) the Estimated Company Cash (but, for the avoidance of doubt, excluding any Company Cash that is held by a Subsidiary of the Company located outside the United States) as a partial repayment of the outstanding Rollover Indebtedness.

7.23                        Incentive Equity Awards.  Promptly following the Closing Date, Parent shall grant awards of restricted stock units that shall vest ratably over four years (subject to continued employment) to individuals who executed Participation Plan Releases as an inducement material to their entering into employment with Parent (or any of its Subsidiaries) following the Closing Date; provided, that the aggregate number of shares granted pursuant to such awards shall equal at least 3% of the fully-diluted capital stock of Parent as of immediately after the Closing Date, with the actual grant allocations to be determined by Parent, and, in the case of grant allocations to individuals other than the Company’s Chief Executive Officer, in consultation with and based on the recommendations of the Company’s Chief Executive Officer.

7.24                        Release.

(a)                                 Effective upon and following the Closing, Parent, on its own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each Company Stockholder, each of their respective Affiliates and each of their and their respective

Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Company Stockholder Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Company Stockholder Released Parties; provided, however, that nothing in this Section 7.24 shall release any Company Stockholder Released Parties from: (i) their obligations under this Agreement or the other Transaction Agreements; (ii) their obligations under the HTA Purchase Agreement (or the Ancillary Agreements, as defined under the HTA Purchase Agreement) or the EPC Purchase Agreement (or the Ancillary Agreements, as defined under the EPC Purchase Agreement); or (iii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Company Stockholder Released Party’s employment by any Group Company.

(b)                                 Effective upon and following the Closing, each Company Stockholder, on its own behalf and on behalf of each of its Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and each Group Company, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 7.13); provided, however, that nothing in this Section 7.24 shall release the Parent Released Parties from their obligations: (i) under this Agreement or the other Transaction Agreements; (ii) under the HTA Purchase Agreement (or the Ancillary Agreements, as defined in the HTA Purchase Agreement) or the EPC Purchase Agreement (or the Ancillary Agreements, as defined under the EPC Purchase Agreement); or (iii) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to an Employee Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Group Companies in effect as of the date of this Agreement and consistent with past practice.

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

8.1                               Conditions to Obligations of Each Party’s Obligations.  The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)                                 At the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the DGCL, the Parent Organizational Documents and the Nasdaq rules and regulations.

(b)                                 Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(c)                                  All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and the Parties will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of all Governmental Entities in connection with the execution, delivery and performance of this Agreement and the Transactions.

(d)                                 No provision of any Applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(e)                                  The shares of Parent Class A Stock to be issued in connection with the Closing shall be approved for listing upon the Closing on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

8.2                               Additional Conditions to Obligations of the Company.  The obligations of the Company to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)                                 The Fundamental Representations of Parent shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b)                                 Parent, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c)                                  Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a) and Section 8.2(b).

(d)                                 No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e)                                  The persons listed on Schedule 8.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent, First Merger Sub and Second Merger Sub.

(f)                                   Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.3(a), duly executed by Parent, First Merger Sub and Second Merger Sub, as applicable.

(g)                                  The Parent Charter shall be amended and restated in the form of the Parent A&R Charter and the Parent Bylaws shall be amended and restated in the form of the Parent A&R Bylaws.

(h)                                 Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.12, available to Parent for payment of the Closing Cash Payment Amount, the Company Transaction Costs and the Parent Transaction Costs at the Closing.

(i)                                     The funds contained in the Trust Account, together with the PIPE Investment Amount, shall equal or exceed the Company’s Required Funds.

8.3                               Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub. The obligations of Parent, First Merger Sub, and Second Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)                                 The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Company set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(b)                                 The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c)                                  The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a) and Section 8.3(b).

(d)                                 No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e)                                  The Company or the Stockholder Representative shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company or the Stockholder Representative pursuant to Section 1.3(b), duly executed by the Company or the Stockholder Representative, as applicable.

(f)                                   The funds contained in the Trust Account, together with the PIPE Investment Amount, shall equal or exceed Parent’s Required Funds.

ARTICLE IX

TERMINATION

9.1                               Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                                 by mutual written agreement of Parent and the Stockholder Representative at any time;

(b)                                 by either Parent or the Stockholder Representative if the Transactions shall not have been consummated by January 19, 2019 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)                                  by either Parent or the Stockholder Representative if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

(d)                                 by the Stockholder Representative, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, First

Merger Sub or Second Merger Sub, or if any representation or warranty of Parent, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent, First Merger Sub or Second Merger Sub is curable by Parent, First Merger Sub or Second Merger Sub prior to the Closing, then the Stockholder Representative must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Stockholder Representative to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder Representative may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, First Merger Sub or Second Merger Sub is cured during such 30-day period);

(e)                                  by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or the Stockholder Representative or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Company or the Stockholder Representative prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) 30 days after delivery of written notice from Parent to the Stockholder Representative of such breach; and (ii) the Outside Date; provided, further, that the Company or the Stockholder Representative, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

(f)                                   by either Parent or the Stockholder Representative, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL and the Parent Organizational Documents;

(g)                                  by the Stockholder Representative, if the Parent Stockholder Redemption results in the condition set forth in Section 8.2(i) becoming incapable of being satisfied at the Closing;

(h)                                 by Parent, if the Parent Stockholder Redemption results in the condition set forth in Section 8.3(f) becoming incapable of being satisfied at the Closing; or

(i)                                     by Parent, if the Company Stockholder Approval shall not have been obtained within 24 hours following the execution and delivery of this Agreement.

9.2                               Notice of Termination; Effect of Termination.

(a)                                 Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)                                 In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

ARTICLE X

NO SURVIVAL

10.1                        No Survival.  None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing.  Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article IV or Article V, as applicable.  Nothing in this Section 10.1 shall limit or prohibit the rights of Parent to pursue recoveries under the R&W Insurance Policy or any other representation and warranty insurance policy.

ARTICLE XI

GENERAL PROVISIONS

11.1                        Stockholder Representative.

(a)                                 The Stockholder Representative shall act as the representative of the Company Stockholders in respect of all matters arising under this Agreement or the Transaction Agreements, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of any Company Stockholder or the Stockholder Representative, including to enforce any rights granted to any Company Stockholder hereunder, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement and the Transaction Agreements, for and on behalf of the Company Stockholders.  The Company Stockholders shall be bound by all such actions taken by the Stockholder Representative and no Company Stockholder

shall be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as a Company Stockholder hereunder) for any of the obligations of the Company, any of its Subsidiaries or any of Company Stockholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or any of the Company Stockholders. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative’s duties or the exercise by the Stockholder Representative of the Stockholder Representative’s rights and remedies under this Agreement or any Transaction Agreement, except in the case of its bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Transaction Agreements, and to consent to any amendment hereof or thereof on behalf of all Company Stockholders and their respective successors. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement or any Transaction Agreement.

(b)                                 The Company Stockholders will indemnify and hold harmless the Stockholder Representative from and against any and all Losses arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement and the Transaction Agreement, in each case as such Loss is suffered or incurred; provided, that in the event that any such Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Stockholders the amount of such indemnified Loss to the extent attributable to such gross negligence or willful misconduct. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. The Company Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

(c)                                  The Stockholder Representative may resign at any time by giving 30 days’ notice to Parent and the Company Stockholders; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of PE Greenlight Holdings, LLC.

11.2                        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, First Merger Sub or Second Merger Sub, to:

Gores Holdings II, Inc.
9800 Wilshire Blvd.
Beverly Hills, CA 90212
Attention:	Mark Stone
E-mail: mstone@gores.com

with a copy to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention:	Kyle C. Krpata
James R. Griffin
Email: kyle.krpata@weil.com / james.griffin@weil.com

if to the Company or the Stockholder Representative to:

c/o Platinum Equity Advisors, LLC
360 North Crescent Drive
Beverly Hills, CA 91210
Attention:	Eva Kalawski, Executive V.P. and General Counsel
Email: ekalawski@platinumequity.com

with a copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention:	Matthew B. Dubeck
Email: mdubeck@gibsondunn.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.3                        Interpretation.  The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement.  Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The words “made available” mean that the subject documents or other materials were included in and available at the “Project Vision (Private Investors)” online datasite hosted by IntraLinks at least two Business Days prior to the date of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time.  All references to currency amounts in this Agreement shall mean United States dollars.

11.4                        Counterparts; Electronic Delivery.  This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.  Delivery by facsimile or electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

11.5                        Entire Agreement; Third Party Beneficiaries.  This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 7.13 and Section 11.15 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

11.6                        Severability.  In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.7                        Other Remedies; Specific Performance.  Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties.  Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief.  Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.  Parent acknowledges and agrees that the Stockholder Representative shall be entitled to bring an action for specific enforcement to cause Parent to seek to enforce the provisions of the Subscription Agreements to the fullest extent permissible pursuant to such Subscription Agreements as if it were a party thereto.

11.8                        Governing Law.  This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.9                        Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                 Except as provided in Sections 2.11(d) and 7.15, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process.  Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper.  Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise.  Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2.  Notwithstanding the foregoing in this Section 11.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)                                 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH

LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.10                 Rules of Construction.  Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.11                 Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

11.12                 Assignment.  No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that in the event of a claim for intentional fraud in the making of the representations and warranties in Article IV, Parent may assign its rights hereunder to the insurer of the R&W Insurance Policy.  Subject to the first sentence of this Section 11.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.13                 Amendment.  This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.14                 Extension; Waiver.  At any time prior to the Closing, Parent (on behalf of itself, First Merger Sub and Second Merger Sub), on the one hand, and the Stockholder Representative (on behalf of itself, the Company and the Company Stockholders) may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.  In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

11.15                 No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith.  No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.15 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.15. This Section 11.15 shall be binding on all successors and assigns of Parties.

11.16                 Legal Representation.  Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Gibson, Dunn & Crutcher LLP (or any successor) may represent the Company Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the “ATS Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Waiving Parties, and each of Parent and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto.  Parent and the Company acknowledge that the foregoing provision applies whether or not Gibson, Dunn & Crutcher LLP provides legal services to any Group Companies after the Closing Date.  Each of Parent and the Company, for itself and the Waiving Parties, hereby further irrevocably acknowledges and agrees that all communications, written or oral, between any Group Company or any member of the ATS Group and its counsel, including Gibson, Dunn & Crutcher LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Company notwithstanding the Mergers, and instead survive, remain with and are controlled by the ATS Group (the “Privileged Communications”), without any waiver thereof.  Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

11.17                 Disclosure Letters and Exhibits.  The Company Disclosure Letter and Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company or Parent, as applicable, in this Agreement.  Certain information set forth in the Company Disclosure Letter and Parent Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GORES HOLDINGS II, INC.

By:	/s/ Mark Stone
	Name:	Mark Stone
	Title:	Chief Executive Officer

AM MERGER SUB I, INC.

By:	/s/ Mark Stone
	Name:	Mark Stone
	Title:	Chief Executive Officer

AM MERGER SUB II, LLC

By:	/s/ Mark Stone
	Name:	Mark Stone
	Title:	Chief Executive Officer

GREENLIGHT HOLDING II CORPORATION

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	President and Treasurer

PE GREENLIGHT HOLDINGS, LLC

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	President and Treasurer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE A

DEFINED TERMS

1.1.                            Defined Terms.  Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“A&R Registration Rights Agreement”	Recitals
“Acceleration Event”	Section 3.2
“Additional Non-Stock Consideration”	Section 2.11(i)
“Additional Parent SEC Reports”	Section 5.7(a)
“Adjustment Escrow Account”	Section 2.10
“Adjustment Escrow Amount”	Section 2.10
“Adjustment Notice of Objection”	Section 2.11(c)
“Adjustment Per Share Price”	Schedule A, Section 1.2
“Adjustment Review Period”	Section 2.11(c)
“Adjustment Statement”	Section 2.11(b)
“Affiliate”	Schedule A, Section 1.2
“Aggregate Consideration”	Section 2.11(i)
“Agreement”	Preamble
“Applicable Legal Requirements”	Recitals
“Approvals”	Section 4.6
“ATS Audited Financial Statements”	Schedule A, Section 1.2
“ATS Financial Statements”	Section 4.8(a)
“ATS Unaudited Financial Statements”	Schedule A, Section 1.2
“Bank of America”	Schedule A, Section 1.2
“Base Value”	Schedule A, Section 1.2
“Business Day”	Schedule A, Section 1.2
“Cash and Cash Equivalents”	Schedule A, Section 1.2
“Cash Consideration Stockholders”	Schedule A, Section 1.2
“Certificate”	Section 2.7(a)
“Certificates of Merger”	Section 1.4(e)
“Certifications”	Section 5.7(a)
“Change in Recommendation”	Section 7.1(b)
“Change of Control”	Schedule A, Section 1.2
“Charter Documents”	Section 4.1
“Closing”	Section 1.1
“Closing Cash Payment Amount”	Schedule A, Section 1.2
“Closing Consideration”	Section 2.9(a)
“Closing Date”	Section 1.1
“Closing Form 8-K”	Section 7.3(c)
“Closing Number of Securities”	Schedule A, Section 1.2
“Closing Press Release”	Section 7.3(c)
“Closing Rollover Indebtedness Amount”	Schedule A, Section 1.2
“Closing Securities Payment Amount”	Schedule A, Section 1.2
“Closing Working Capital”	Schedule A, Section 1.2

Sch. A-1

“Code”	Section 2.11(a)
“Common Share Price”	Schedule A, Section 1.2
“Communications Plan”	Section 7.4(b)
“Company”	Preamble
“Company Business Combination”	Section 7.11
“Company Cash”	Schedule A, Section 1.2
“Company Charter”	Recitals
“Company Common Stock”	Schedule A, Section 1.2
“Company Disclosure Letter”	Article IV Preamble
“Company IT Systems”	Section 4.18(h)
“Company Leased Properties”	Section 4.14(b)
“Company Material Adverse Effect”	Schedule A, Section 1.2
“Company Material Contract”	Section 4.20(a)
“Company Real Property Leases”	Section 4.14(b)
“Company Registered Intellectual Property”	Section 4.18(a)
“Company Regulatory Permit”	Schedule A, Section 1.2
“Company Stockholder”	Schedule A, Section 1.2
“Company Stockholder Approval”	Recitals
“Company Stockholder Released Parties”	Section 7.24(a)
“Company Subsidiaries”	Section 4.2(a)
“Company Transaction Costs”	Schedule A, Section 1.2
“Company Transaction Costs Adjustment Amount”	Schedule A, Section 1.2
“Company’s Required Funds”	Schedule A, Section 1.2
“Confidentiality Agreement”	Schedule A, Section 1.2
“Continental”	Section 5.14(a)
“Contract”	Schedule A, Section 1.2
“Copyrights”	Schedule A, Section 1.2
“Current Assets”	Schedule A, Section 1.2
“Current Liabilities”	Schedule A, Section 1.2
“D&O Indemnified Party”	Section 7.13(a)
“D&O Tail”	Section 7.13(b)
“Deleveraging Amount”	Schedule A, Section 1.2
“DGCL”	Recitals
“DLLCA”	Recitals
“Earn Out Period”	Schedule A, Section 1.2
“Earn Out Shares”	Section 3.1(a)
“Effective Time”	Section 2.1
“Employee Benefit Plan”	Schedule A, Section 1.2
“Environmental Law”	Schedule A, Section 1.2
“EPC Financial Statements”	Section 4.8(a)
“EPC Purchase Agreement”	Schedule A, Section 1.2
“EPC Subsidiaries”	Schedule A, Section 1.2
“ERISA Affiliate”	Schedule A, Section 1.2
“Escrow Agent”	Schedule A, Section 1.2
“Escrow Agreement”	Section 2.10

Sch. A-2

“Estimated Adjustment Statement”	Section 2.11(a)
“Estimated Closing Working Capital”	Section 2.11(a)
“Estimated Closing Working Capital Adjustment Amount”	Schedule A, Section 1.2
“Estimated Company Cash”	Section 2.11(a)
“Estimated Company Transaction Costs Adjustment Amount”	Section 2.11(a)
“Estimated Merger Consideration”	Schedule A, Section 1.2
“Estimated Rollover Indebtedness Amount”	Section 2.11(a)
“Exchange Act”	Schedule A, Section 1.2
“Exchange Agent”	Section 2.9(a)
“Exchange Fund”	Section 2.9(c)
“Excluded Share”	Section 2.7(d)
“Existing Credit Agreements”	Schedule A, Section 1.2
“Existing Credit Agreement Consents”	Schedule A, Section 1.2
“Final Adjustment Amounts”	Section 2.11(e)
“Final Closing Working Capital”	Section 2.11(e)
“Final Closing Working Capital Adjustment Amount”	Schedule A, Section 1.2
“Final Company Cash”	Section 2.11(e)
“Final Company Transaction Costs Adjustment Amount”	Section 2.11(e)
“Final Merger Consideration”	Schedule A, Section 1.2
“Final Rollover Indebtedness Amount”	Section 2.11(e)
“Financial Statements”	Section 4.8(a)
“First Certificate of Merger”	Section 1.4(d)
“First Merger”	Recitals
“First Merger Sub”	Preamble
“First Merger Sub Common Stock”	Section 5.3(b)
“Fully Diluted Company Shares”	Schedule A, Section 1.2
“Fundamental Representations”	Schedule A, Section 1.2
“Government Contracts”	Section 4.7
“Governmental Action/Filing”	Schedule A, Section 1.2
“Governmental Entity”	Schedule A, Section 1.2
“Group Companies”	Schedule A, Section 1.2
“Hazardous Substance”	Schedule A, Section 1.2
“HSR Act”	Section 4.5(b)
“HTA Final Tax Adjustment Statement”	Schedule A, Section 1.2
“HTA Financial Statements”	Section 4.8(a)
“HTA Purchase Agreement”	Schedule A, Section 1.2
“HTA Purchase Price Allocation”	Section 7.15(d)
“HTA Subsidiaries”	Schedule A, Section 1.2
“HTA Tax Adjustment Amount”	Schedule A, Section 1.2
“HTA Tax Adjustment Amount Escrow”	Schedule A, Section 1.2
“Inbound License”	Section 4.20(a)(xv)

Sch. A-3

“Indebtedness”	Schedule A, Section 1.2
“Independent Appraiser”	Schedule A, Section 1.2
“Independent Expert”	Section 2.11(d)
“Insider”	Section 4.22
“Insurance Policies”	Section 4.21
“Intellectual Property”	Schedule A, Section 1.2
“Investor Representation Letter”	Recitals
“Investor Rights Agreement”	Recitals
“JOBS Act”	Section 7.19
“Knowledge”	Schedule A, Section 1.2
“Legal Proceeding”	Schedule A, Section 1.2
“Legal Requirements”	Schedule A, Section 1.2
“Licensed Intellectual Property”	Schedule A, Section 1.2
“Lien”	Schedule A, Section 1.2
“Losses”	Schedule A, Section 1.2
“Lower Band Amount”	Schedule A, Section 1.2
“Material Customer”	Section 4.20(a)(ii)
“Material Supplier”	Section 4.20(a)(ii)
“Mergers”	Recitals
“Nasdaq”	Section 5.12
“Non-Stock Consideration”	Section 2.11(i)
“Non-Voting Common Stock”	Section 4.3(a)
“Order”	Schedule A, Section 1.2
“Outside Date”	Section 9.1(b)
“Owned Intellectual Property”	Schedule A, Section 1.2
“Parent”	Preamble
“Parent A&R Bylaws”	Recitals
“Parent A&R Charter”	Recitals
“Parent Business Combination”	Section 7.11
“Parent Cash”	Schedule A, Section 1.2
“Parent Class A Stock”	Section 5.3(a)
“Parent Class F Stock”	Section 5.3(a)
“Parent Disclosure Letter”	Article V
“Parent Financing Certificate”	Section 1.2
“Parent Material Contracts”	Section 5.11
“Parent Material Adverse Effect”	Schedule A, Section 1.2
“Parent Organizational Documents”	Schedule A, Section 1.2
“Parent Preferred Stock”	Section 5.3(a)
“Parent Recommendation”	Recitals
“Parent Released Parties”	Section 7.24(b)
“Parent SEC Reports”	Section 5.7(a)
“Parent Shares”	Section 5.3(a)
“Parent Stockholder Matters”	Section 7.1(a)(i)
“Parent Stockholder Redemption”	Section 7.1(a)(i)
“Parent Transaction Costs”	Schedule A, Section 1.2
“Parent Units”	Schedule A, Section 1.2

Sch. A-4

“Parent Warrants”	Section 5.3(a)
“Parent’s Required Funds”	Schedule A, Section 1.2
“Parties”	Preamble
“Participation Plan”	Recitals
“Participation Plan Costs”	Schedule A, Section 1.2
“Participation Plan Release”	Recitals
“Patents”	Schedule A, Section 1.2
“Performance Unit”	Section 4.3(c)
“Permitted Lien”	Schedule A, Section 1.2
“Person”	Schedule A, Section 1.2
“Personal Information”	Schedule A, Section 1.2
“PIPE Investment”	Recitals
“PIPE Investment Amount”	Section 5.13
“PIPE Investors”	Section 5.13
“Plan/Plans”	Section 4.12(a)
“Pre-Closing Tax Period”	Schedule A, Section 1.2
“Privacy Laws”	Schedule A, Section 1.2
“Private Placement Warrants”	Section 5.3(a)
“Privileged Communications”	Section 11.16
“Pro Rata Cash Share”	Schedule A, Section 1.2
“Pro Rata Share”	Schedule A, Section 1.2
“Pro Rata Stock Share”	Schedule A, Section 1.2
“Proxy Clearance Date”	Section 7.1(a)(i)
“Proxy Statement”	Section 7.1(a)
“Public Warrants”	Section 5.3(a)
“R&W Insurance Policy”	Schedule A, Section 1.2
“R&W Insurance Policy Cost”	Schedule A, Section 1.2
“Related Parties”	Schedule A, Section 1.2
“Registered Intellectual Property”	Schedule A, Section 1.2
“Representatives”	Section 7.11
“Restricted Cash”	Schedule A, Section 1.2
“Returns”	Section 4.15(a)
“Rollover Indebtedness”	Schedule A, Section 1.2
“SEC”	Schedule A, Section 1.2
“Second Certificate of Merger”	Section 1.4(e)
“Second Effective Time”	Section 2.1
“Second Merger”	Recitals
“Second Merger Sub”	Preamble
“Securities Act”	Schedule A, Section 1.2
“Signing Form 8-K”	Section 7.3(a)
“Signing Press Release”	Section 7.3(b)
“Special Meeting”	Section 7.1(b)
“Sponsor”	Schedule A, Section 1.2
“Stock Consideration Stockholders”	Schedule A, Section 1.2
“Stockholder Consent and Joinder”	Recitals
“Stockholder Representative”	Preamble

Sch. A-5

“Subscription Agreements”	Section 5.13
“Subsidiary”	Schedule A, Section 1.2
“Surrender Documentation”	Section 2.9(d)
“Surviving Corporation”	Recitals
“Surviving Entity”	Recitals
“Target Company Transaction Costs”	Schedule A, Section 1.2
“Target Rollover Indebtedness”	Schedule A, Section 1.2
“Target Working Capital”	Schedule A, Section 1.2
“Tax Claim”	Section 7.15(a)
“Tax Overpayment/Underpayment Amount”	Schedule A, Section 1.2
“Tax Receivable Agreement”	Recitals
“Tax Return”	Schedule A, Section 1.2
“Tax/Taxes”	Schedule A, Section 1.2
“Total Consideration”	Section 2.6(a)
“Trademarks”	Schedule A, Section 1.2
“Trade Secrets”	Schedule A, Section 1.2
“Transaction Agreements”	Schedule A, Section 1.2
“Transactions”	Schedule A, Section 1.2
“Treasury Regulations”	Schedule A, Section 1.2
“Triggering Event I”	Schedule A, Section 1.2
“Triggering Event II”	Schedule A, Section 1.2
“Triggering Event III”	Schedule A, Section 1.2
“Triggering Event IV”	Schedule A, Section 1.2
“Triggering Events”	Schedule A, Section 1.2
“Trust Agreement”	Section 5.14
“Trust Account”	Section 5.14
“Trust Termination Letter”	Section 7.5
“U.K. GAAP”	Section 4.8(a)
“U.S. GAAP”	Section 4.8(a)
“U.S. GAAP Financial Statements”	Section 4.8(a)
“Upper Band Amount”	Schedule A, Section 1.2
“Voting Common Stock”	Section 4.3(a)
“Waiving Parties”	Section 11.16
“Waived 280G Benefits”	Section 7.14
“WARN”	Section 4.13(d)
“Within the Band Amount”	Schedule A, Section 1.2

1.2.                            Additional Terms.  For purposes of this Agreement, the following capitalized terms have the following meanings:

“Adjustment Per Share Price” shall mean, with respect to adjustments made as of any date, the average of the daily the volume weighted average closing sale price of one share of Parent Class A Stock as reported on the Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) for the 10 trading days immediately before prior to such date.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person.  For

Sch. A-6

purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bank of America” shall mean Bank of America, N.A., a national banking association.

“Base Value” shall mean an amount equal to $2,279,000,000.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to close.

“Cash and Cash Equivalents” shall mean cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.  For the avoidance of doubt, the amount of Cash and Cash Equivalents as of any given time shall be: (a) decreased by any Restricted Cash; and (b) increased by any deposits in transit as of such time that have not yet cleared, but shall not be decreased by any checks, drafts and wires issued as of such time that have not yet cleared (which shall be Current Liabilities).

“Cash Consideration Stockholders” shall mean PE Greenlight Holdings, LLC.

“Change of Control” shall mean any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of Parent.

“Closing Cash Payment Amount” shall mean an amount equal to: (a) Parent Cash as of the Closing (after giving effect to any payments to be made in connection with the Parent Stockholder Redemption); minus (b) the Parent Transaction Costs, to the extent not paid prior to the Closing; minus (c) the Deleveraging Amount; minus (d) the Participation Plan Costs.

“Closing Number of Securities” shall mean the number of shares of Parent Class A Stock equal to: (a) the Closing Securities Payment Amount; divided by (b) $10.

“Closing Rollover Indebtedness Amount” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, the aggregate amount of the Rollover Indebtedness.

“Closing Securities Payment Amount” shall mean an amount equal to: (a) the Estimated Merger Consideration; minus (b) the Closing Cash Payment Amount.

Sch. A-7

“Closing Working Capital” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date: (a) the aggregate amount of Current Assets; less (b) the aggregate amount of Current Liabilities, in each case, as calculated in accordance with U.S. GAAP and prepared using the format and accounting principles, methodologies and policies set forth on Schedule B.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Share Price” shall mean the share price equal to the volume weighted average closing sale price of one share of Parent Class A Stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) for a period of at least 10 days out of 20 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of Parent and the Stockholder Representative), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock).

“Company Cash” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, an amount equal to all Cash and Cash Equivalents of the Group Companies, and not including amounts funded into the HTA Tax Adjustment Amount Escrow in accordance with Section 7.16.

“Company Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.

“Company Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of the Company to consummate the Transactions; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating

Sch. A-8

predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if a change or effect related to clauses (iv) through (vii) disproportionately adversely affects the Group Companies, taken as a whole, compared to other Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Stockholder” shall mean a holder of a share of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Company Transaction Costs” shall mean all fees, costs and expenses of the Group Companies, in each case, incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including: (a) all bonuses, change in control payments (other than the Participation Plan Costs), severance payments, retirement payments, retention or similar payments or success fees payable in connection with or anticipation of the consummation of the Transactions, and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (b) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions; and (c) all costs, fees and expenses related to the D&O Tail.

“Company Transaction Costs Adjustment Amount” shall mean the amount (which may be positive or negative) equal to: (a) the amount (which shall be positive) by which Company Transaction Costs exceed the Target Company Transaction Costs; minus (b) the amount of any Company Transaction Costs paid by the Company prior to the Closing.

“Company’s Required Funds” shall mean an amount equal to $600,000,000.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated March 21, 2018, by and between The Gores Group, LLC and Platinum Equity Advisors, LLC, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Current Assets” shall mean the current assets of the Group Companies as determined in accordance with the classifications and line items shown on Schedule B.  For the avoidance of doubt, Current Assets shall exclude any Cash and Cash Equivalents, any Restricted Cash, current income Tax assets and deferred Tax assets.

“Current Liabilities” shall mean the current liabilities of the Group Companies, as determined in accordance with the classifications and line items shown on Schedule B.  For the avoidance of doubt, Current Liabilities shall exclude any Rollover Indebtedness, any Company

Sch. A-9

Transaction Costs, any Participation Plan Costs, any liabilities related to any Restricted Cash, current income Tax liabilities and deferred Tax liabilities and any HTA Tax Adjustment Amount.

“Deleveraging Amount” shall mean: (a) the Estimated Rollover Indebtedness Amount; minus (b) the Target Rollover Indebtedness; minus (c) the Estimated Company Cash.

“Earn Out Period” shall mean the time period between the Closing Date and the five-year anniversary of the Closing Date.

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, severance, change in control, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company sponsors or maintains for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company has any direct or indirect present or future liability.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

“EPC Purchase Agreement” shall mean that certain Share Purchase Agreement, dated as of April 6, 2018, by and among the Company, EPC Holdco Limited and Watrium AS.

“EPC Subsidiaries” shall mean Euro Parking Collection plc, a public limited company with registered number 03515275, whose registered office is at Unit 6, Shepperton House, 83-93 Shepperton Road, London, N1 3DF and its Subsidiaries.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries is treated as a single employer under Section 414 of the Code.

“Escrow Agent” shall mean Deutsche Bank Trust Company Americas, or such other escrow agent as is mutually agreed upon by Parent and the Company.

Sch. A-10

“Estimated Closing Working Capital Adjustment Amount” shall mean if: (a) Estimated Closing Working Capital is Within the Band Amount, $0; (b) Estimated Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to: (i) the Estimated Closing Working Capital; minus (ii) Target Working Capital; and (c) Estimated Closing Working Capital is greater than the Upper Band Amount, the amount (which shall be positive) equal to: (i) Estimated Closing Working Capital; minus (ii) Target Working Capital.

“Estimated Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Estimated Closing Working Capital Adjustment Amount; plus (c) the Estimated Company Cash; plus (d) the Estimated Tax Overpayment/Underpayment Amount; minus (e) the Estimated Rollover Indebtedness Amount; minus (f) the Estimated Company Transaction Costs Adjustment Amount; minus (g) the Participation Plan Costs.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement Consents” shall mean effective consents, waivers or amendments under and in accordance with the terms of each of the Existing Credit Agreements, which consents, waivers or amendments shall be in form and substance reasonably satisfactory to Parent and shall expressly permit the Transactions.

“Existing Credit Agreements” shall mean: (a) the First Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; (b) the Second Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; and (c) the Revolving Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, ATS Consolidated Inc., a Delaware corporation, the other Borrowers (for this purpose only, as defined therein) party thereto from time to time, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent, in the case of each of the foregoing (a), (b) and (c), as amended or otherwise modified on or prior to the date hereof and as further amended or otherwise modified following the date hereof in accordance with the terms hereof;

“Final Closing Working Capital Adjustment Amount” shall mean if: (a) Final Closing Working Capital is Within the Band Amount, $0; (b) Final Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to: (i) the Final Closing Working Capital; minus (ii) Target Working Capital; and (c) Final Closing Working Capital is greater than the Upper Band Amount, the amount (which shall be positive) equal to: (i) Final Closing Working Capital; minus (ii) Target Working Capital.

“Final Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Final Closing Working Capital Adjustment Amount; plus (c) the Final Company Cash; plus

Sch. A-11

(d) the Final Tax Overpayment/Underpayment Amount; minus (e) the Final Rollover Indebtedness Amount; minus (f) the Final Company Transaction Costs Adjustment Amount; minus (g) the Participation Plan Costs.

“Fully Diluted Company Shares” shall mean the total number of issued and outstanding shares of Company Common Stock, but excluding any Excluded Shares.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in Section 4.1 (Organization and Qualification); Section 4.3 (Capitalization); Section 4.4 (Authority Relative to this Agreement); and Section 4.17 (Brokers; Third Party Expenses); and (b) in the case of Parent, the representations and warranties contained in Section 5.1 (Organization and Qualification); Section 5.2 (Parent Subsidiaries); Section 5.3 (Capitalization); Section 5.4 (Authority Relative to this Agreement); and Section 5.10 (Business Activities).

“Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“Hazardous Substance” shall mean any substance that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

“HTA Final Tax Adjustment Statement” shall mean the Final Tax Adjustment Statement as such term is defined in the HTA Purchase Agreement.

“HTA Purchase Agreement” shall mean that certain Unit Purchase Agreement, dated as of February 3, 2018, by and among the Company, HTA Holdings, Inc. and the other parties thereto.

“HTA Subsidiaries” shall mean Highway Toll Administration, LLC, a New York limited liability company, and its Subsidiaries and Canadian Highway Toll Administration, LTD, a British Columbia corporation.

Sch. A-12

“HTA Tax Adjustment Amount” shall mean the Tax Adjustment Amount as such term is defined in the HTA Purchase Agreement.

“HTA Tax Adjustment Amount Escrow” shall mean the Tax Adjustment Amount Escrow as such term is defined in the HTA Purchase Agreement.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities and, for the avoidance of doubt, the HTA Tax Adjustment Amount; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Independent Appraiser” shall mean Valuation Research Corporation.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including:  (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all domestic and foreign copyrights, copyright registrations, copyright applications, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works (collectively, “Copyrights”); (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (d) all Internet domain names and social media accounts; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); and (f) all other intellectual property rights, proprietary rights, or confidential information and materials.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonably inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.2 of the Company Disclosure Letter; and (b) with respect to Parent or Merger Sub, the individuals listed on Schedule 1.2 of the Parent Disclosure Letter.

Sch. A-13

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“Lower Band Amount” shall mean Target Working Capital minus $3,000,000.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Owned Intellectual Property” shall mean all Intellectual Property owned by any of the Group Companies.

“Parent Cash” shall mean, as of the date of determination: (a) all amounts in the Trust Account; plus (b) all other Cash and Cash Equivalents of Parent; plus (c) the PIPE Investment Amount.

“Parent Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of Parent, First Merger Sub and Second Merger Sub, taken as a whole; or (b) is reasonably likely to prevent or delay the ability of Parent, First Merger Sub or Second Merger Sub to consummate the Transactions; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Parent Material

Sch. A-14

Adverse Effect has occurred pursuant to clause (a): (i) changes or proposed changes in in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (ii) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; or (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of January 12, 2017 (the “Parent Charter”) and the Bylaws of Parent (the “Parent Bylaws”) any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Transaction Costs” shall mean: (a) all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including the R&W Insurance Policy Cost; and (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders; provided that Parent Transaction Costs may not exceed $30,000,000.

“Parent’s Required Funds” shall mean an amount equal to $550,000,000.

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

“Participation Plan Costs” shall mean all payments to be made pursuant to the terms of the Participation Plan Releases.

“Permitted Lien” shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with U.S. GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies, taken as a whole.

Sch. A-15

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by Applicable Legal Requirement, or by the Group Companies in any of its privacy policies, notices or Contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual.  Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise.

“Privacy Laws” shall mean any and all Applicable Legal Requirements, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR) and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Information.

“Pro Rata Cash Share” shall mean: (a) for each Stock Consideration Stockholder, 0%; and (b) for each Cash Consideration Stockholder, a percentage determined by dividing the Pro Rata Share of such Cash Consideration Stockholder by the aggregate Pro Rata Share of all the Cash Consideration Stockholders.

“Pro Rata Share” shall mean for each Company Stockholder, a percentage determined by dividing the total number of shares of Company Common Stock held by a Company Stockholder as of the Effective Time (but excluding the Excluded Shares) by the Fully Diluted Company Shares.

“Pro Rata Stock Share” shall mean: (a) for each Stock Consideration Stockholder, a percentage determined by dividing such Stock Consideration Stockholder’s Pro Rata Share of the Estimated Merger Consideration by the Closing Securities Payment Amount; and (b) for each Cash Consideration Stockholder, a percentage determined by dividing: (i) such Cash Consideration Stockholder’s Pro Rata Share of the Estimated Merger Consideration minus such Cash Consideration Stockholder’s Pro Rata Cash Share of the Closing Cash Payment Amount; by (ii) the Closing Securities Payment Amount.

“R&W Insurance Policy” shall mean any buyer-side representations and warranties insurance policy with respect to the representations and warranties of the Company, in the name of and for the benefit of Parent.

Sch. A-16

“R&W Insurance Policy Cost” means the aggregate expenses, including premium, underwriting fees, surplus lines taxes and insurance broker compensation, incurred in connection with the binding and issuance of any R&W Insurance Policy.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Restricted Cash” shall mean any cash with a contractual restriction on use.

“Rollover Indebtedness” shall mean, as of the applicable date of determination, all of the outstanding Indebtedness of the Group Companies under the Existing Credit Agreements; provided, that for purposes of determining the Rollover Indebtedness, no contingent reimbursement obligations with respect to any letters of credit or similar credit support of an Group Company shall be considered Indebtedness of the Group Companies.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor” shall mean Gores Sponsor II LLC, a Delaware limited liability company.

“Stock Consideration Stockholders” shall mean Trafficinvest Limited (f/k/a EPC Holdco Limited), Perpetual Love Holdings, Inc. (f/k/a HTA Holdings, Inc.) and David M. Roberts.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Target Company Transaction Costs” shall mean an amount equal to $20,000,000.

“Target Rollover Indebtedness” shall mean an amount equal to $852,000,000.

“Target Working Capital” shall mean an amount equal to $52,000,000.

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes,

Sch. A-17

assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Tax Overpayment/Underpayment Amount” shall mean, with respect to the Company and its Subsidiaries, the difference (which can be a positive or negative number) between: (a) an amount equal to the federal, state, local, and foreign income Tax refunds to the extent not yet received by the Group Companies in cash (determined using income tax principles and not U.S. GAAP) with respect to the taxable year (or portion thereof) ending on the Closing Date, and the taxable period ended on December 31, 2017 (or, if any Group Company is not a calendar year taxpayer for income Tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the Closing Date for which final income Tax Returns have not been filed), resulting from an overpayment of Taxes with respect to such year (or portion thereof) (whether such overpayments results from payment of estimated Taxes, application of an overpayment with respect to a prior year to such year or otherwise); and (b) the accrued but unpaid federal, state, local and foreign income Taxes (determined using income tax principles and not U.S. GAAP) of the Group Companies with respect to the taxable year (or portion thereof) ending on the Closing Date, and the taxable period ended on December 31, 2017 (or, if any Group Company is not a calendar year taxpayer for income Tax purposes, the taxable year immediately preceding the taxable year (or portion thereof) ending on the Closing Date for which final income Tax Returns have not been filed); provided: (i) that the amounts described in clause (a) and (b) shall, notwithstanding anything to the contrary in this Agreement, be calculated in accordance with Section 7.15(a) of this Agreement and be determined based on the historic tax filing positions and consistent with past practice of the Group Companies; and (ii) for the avoidance of doubt, no refunds included under clause (a) shall be treated as reducing any amounts in clause (b) for purposes of calculating clause (b), even if such amounts are so applied.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Testing Price” shall mean with respect to shares of Parent Class A Stock that are required to be issued: (a) as of the Closing Date, the lesser of the average of the high and low trading price of such stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of this Agreement and the date immediately preceding the Closing Date (or $10 if lower); and (b) after the Closing Date, the average of the high and low trading price of such stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of the issuance of such stock.

“Transaction Agreements” shall mean this Agreement, the A&R Registration Rights Agreement, the Subscription Agreements, the Confidentiality Agreement, the Parent A&R Charter, the Tax Receivable Agreement, the Investor Representation Letter, the Investor Rights

Sch. A-18

Agreement, the Escrow Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Mergers.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Triggering Event I” shall mean the date on which the Common Share Price is greater than $13.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event II” shall mean the date on which the Common Share Price is greater than $15.50 after the Closing Date, but within the Earn Out Period.

“Triggering Event III” shall mean the date on which the Common Share Price is greater than $18.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event IV” shall mean the date on which the Common Share Price is greater than $20.50 after the Closing Date, but within the Earn Out Period.

“Triggering Events” shall mean Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV, collectively.

“Upper Band Amount” shall mean Target Working Capital plus $2,000,000.

“Within the Band Amount” shall mean greater than or equal to the Lower Band Amount and less than or equal to the Upper Band Amount.

Sch. A-19

SCHEDULE B

ILLUSTRATIVE CALCULATION OF WORKING CAPITAL

SCHEDULE C

ESTIMATED CASH PAYMENTS UNDER THE TAX RECEIVABLE AGREEMENT

EXHIBIT A

Form of Parent Amended and Restated Charter

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GORES HOLDINGS II, INC.

[•], 2018

Gores Holdings II, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.                                      The name of the Corporation is “Gores Holdings II, Inc.”.  The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 15, 2016 (the “Original Certificate”). The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on January 12, 2017 (the “First Amended and Restated Certificate”).

2.                                      This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3.                                      This Second Amended and Restated Certificate restates, integrates and amends the provisions of the First Amended and Restated Certificate.  Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4.                                      The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Verra Mobility Corporation (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.  In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION

Section 4.1  Authorized Capital Stock.  Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 261,000,000 shares, consisting of (a) 260,000,000 shares of common stock (the “Common Stock”), including (i) 250,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”); and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2  Class F Common Stock.  Immediately upon the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, each share of Class F Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero.  It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.3  Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4  Common Stock.

(a)  Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.  The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.  The holders of shares of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b)  Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.  Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

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(c)  Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d)  Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.5  Rights and Options.  The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board.  The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6  No Class Vote on Changes in Authorized Number of Shares of Stock.  Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1  Board Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.  In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

Section 5.2  Number, Election and Term.

(a)  The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)  Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III.  The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III.  The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate.  At each

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succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

(c)  Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)  Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3  Newly Created Directorships and Vacancies.  Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4  Removal.  Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5  Preferred Stock — Directors.  Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws.  The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws.  The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for

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the stockholders to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1  Meetings.  Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2  Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3  Action by Written Consent.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1  Limitation of Director Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2  Indemnification and Advancement of Expenses.

(a)  To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the

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extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise.  The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)  The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)  Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)  This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
CORPORATE OPPORTUNITY

(a)  The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future.  In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

(b)  Without limiting the foregoing, to the extent permitted by applicable law, each of Platinum Equity Advisors, LLC and the investment funds affiliated with Platinum Equity Advisors, LLC and their respective successors and Affiliates (as defined in Section 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary

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duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person.  To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

(c)  Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X
BUSINESS COMBINATIONS

Section 10.1  Opt Out of DGCL 203.  The Corporation shall not be governed by Section 203 of the DGCL.

Section 10.2  Limitations on Business Combinations.  Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)  prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

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(b)  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)  at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3  Definitions.  For purposes of this Article X, the term:

(a)  “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b)  “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)  “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)  any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)  any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution

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paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) — (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)  any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)  any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)  “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)  “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Sponsor Holders or their transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation

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which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)  “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i)  beneficially owns such stock, directly or indirectly; or

(ii)  has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(g)  “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h)  “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)  “Sponsor Holders” means: (i) the investment funds affiliated with The Gores Group LLC and their respective successors and Affiliates; and (ii) the investment funds affiliated with Platinum Equity Advisors, LLC and their respective successors and Affiliates.

(j)  “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI
AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.  Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from

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time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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IN WITNESS WHEREOF, Gores Holdings II, Inc. has caused this Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

GORES HOLDINGS II, INC.

By:
Name:	Mark Stone
Title:	Chief Executive Officer

[Signature Page to the Second Amended and Restated Charter of Gores Holdings II, Inc.]

EXHIBIT B

Form of Parent Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS

OF

VERRA MOBILITY CORPORATION

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of Verra Mobility Corporation (the “Corporation”) within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware; or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board; or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of: (A) the close of business on the 90th day before the meeting; or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made; (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made: (i) by or at the direction of the Board; or (ii) by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting; and (B) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of: (A) the close of business on the 90th day before the meeting; or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person; and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice: (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names); (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4. Newly Created Directorships and Vacancies.   Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board: (a) may be called by the Chairman of the Board or President; and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director: (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall: (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock; or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by: (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President; and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided further, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII: (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either: (i) in writing and sent by mail, or by a nationally recognized delivery service; (ii) by means of facsimile telecommunication or other form of electronic transmission; or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given: (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the stockholder; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; and (D) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above: (1) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of: (aa) such posting; and (bb) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if: (aa) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (bb) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings; or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.16. Exclusive Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 9.16 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.16 (including, without limitation, each portion of any sentence of this Section 9.16 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 9.17. Exclusive Jurisdiction.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against the Corporation, its officers, directors, employees and/or underwriters. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.17.  If any provision or provisions of this Section 9.17 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.17 (including, without limitation, each portion of any sentence of this Section 9.17 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

EXHIBIT C

Form of Amended and Restated Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2018, is made and entered into by and among (i) Verra Mobility Corporation (f/k/a Gores Holdings II, Inc.), a Delaware corporation (the “Company”), (ii) Gores Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), (iii) Randall Bort, (iv) William Patton, (v) Jeffrey Rea (together with Randall Bort, William Patton and the Sponsor, the “Gores Holders”) and (vi) the stockholders of Greenlight Holding II Corporation, a Delaware Corporation party hereto (the “Greenlight Holders”).  The Gores Holders, the Greenlight Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement are each referred to herein as a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, the Company and the Sponsor have entered into that certain Securities Purchase Agreement (the “Founder Shares Purchase Agreement”), dated as of August 19, 2016, pursuant to which the Sponsor purchased an aggregate of 10,781,250 shares (the “Founder Shares”) of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Common Stock”), and the Sponsor subsequently transferred an aggregate of 75,000 Founder Shares to the other Gores Holders;

WHEREAS, on February 27, 2017, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter’s over-allotment option in connection with the Company’s initial public offering;

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger dated June 21, 2018 by and among the Company, AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and the stockholder representative thereof (the “Merger Agreement”), the Sponsor forfeited 3,478,261 Founder Shares, and 6,521,739 Founder Shares were converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-for-one basis;

WHEREAS, on January 12, 2017, the Company and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement (the “Private Placement Warrants Purchase Agreement”), pursuant to which the Sponsor purchased 6,666,666 warrants (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering on January 19, 2017;

WHEREAS, on January 19, 2017, the Company and the Gores Holders entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Gores Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, immediately after giving effect to the Transactions, in accordance with the Merger Agreement, the Greenlight Holders shall receive shares of Common Stock;

WHEREAS, the Greenlight Holders may receive additional shares of Common Stock (the “Earn Out Shares”) pursuant to the earn out provisions in the Merger Agreement;

WHEREAS, the Greenlight Holders and Greenlight Holding II Corporation were party to that certain Amended & Restated Securityholders Agreement, dated as of April 6, 2018 (the “GHII Securityholders Agreement”), which terminated according to its terms upon the consummation of the Transactions, except for the registration rights and certain restrictive covenants thereunder;

WHEREAS, the Greenlight Holders desire to terminate the registration rights under the GHII Securityholders Agreement in exchange for the right granted hereunder;

WHEREAS, on the date hereof, the Gores Holders purchased 4,203,975 shares of Common Stock from the Company pursuant to a private placement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and the Gores Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Claims” shall have the meaning give in subsection 4.1.1.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Take Down Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

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“Demanding Holder” shall mean, as applicable, (a) the applicable Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.2.1 or (b) the applicable Holders making a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to subsection 2.1.3.

“Earn Out Shares” shall have the meaning given in the Merger Agreement.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.2.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, the period ending 180 days following the Closing Date.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Gores Holders” shall have the meaning given in the Preamble.

“Greenlight Holders” shall have the meaning given in the Preamble.

“Holders” shall have the meaning given in the Preamble.

“Insider Letter” shall mean that certain letter agreement, dated as of January 12, 2017, by and among the Company, the Sponsor and each of the Company’s officers, directors and director nominees.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean a person or entity to whom a Gores Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Private Placement Lock-up Period, as the case may be, under the Insider Letter and any other applicable agreement between such Gores Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Closing Date.

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“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding share of Common Stock or any other equity security (including the Private Placement Warrants and including shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement or hereafter acquired by a Holder, including the shares of Common Stock issued upon the conversion of the Founder Shares, upon the exercise of any Private Placement Warrants), any shares of Common Stock issued or issuable as Earn Out Shares to the Greenlight Holders, and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any;

(d) printing, messenger, telephone, delivery and road show or other marketing expenses;

(e) reasonable fees and disbursements of counsel for the Company;

(f) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g) reasonable fees and expenses of one (1) legal counsel selected by either (i) the majority-in-interest of the Demanding Holders (and any local or foreign counsel) initiating a Demand Registration or Shelf Underwritten Offering (including, without limitation, a Block Trade), or (ii) a of a majority-in-interest of participating Holders under Section 2.3 if the Registration was initiated by the Company for its own account or that of a Company stockholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

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“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Take Down Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Sponsor” shall have the meaning given in the Preamble.

“Subscription Agreements” shall means those certain subscription agreements dated June 21, 2018 by and between the Company and certain subscribers to shares of Common Stock.

“Transactions” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II
REGISTRATIONS

2.1                               Shelf Registration.

2.1.1                     The Company shall, as soon as practicable, but in any event with thirty (30) days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission.  The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

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2.1.2                     If the Company files a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its best efforts to file a shelf registration on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3                     At any time and from time to time following the effectiveness of the shelf registration statement required by Section 2.1.1, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”) provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering (the “Minimum Amount”).  All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Take Down Notice”).  Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, within three days after receipt of any Shelf Take Down Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of Section 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice, or, in the case of a Block Trade, as provided in Section 2.6.  The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.

2.2                               Demand Registration.

2.2.1                     Request for Registration. Subject to the provisions of subsection 2.2.5 and Sections 2.4 and 3.4 hereof, at any time and from time to time on or after the Closing Date, each of (a) the Gores Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Gores Holders, and (b) the Greenlight Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Greenlight Holders, may make a written demand for Registration of all or part of their Registrable Securities on (i) Form S-1 or (ii) if available, Form S-3, which in the case of either clause (i) or (ii), may be a shelf registration statement filed pursuant to Rule 415 under the Securities Act, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, the Company shall, promptly following the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within

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five (5) days after the receipt by the Holder of the notice from the Company. For the avoidance of doubt, to the extent a Requesting Holder also separately possesses Demand Registration rights pursuant to this Section 2.2, but is not the Holder who exercises such Demand Registration rights, the exercise by such Requesting Holder of its rights pursuant to the foregoing sentence shall not count as the exercise by it of one of its Demand Registration rights.  Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, subject to Section 2.2.4 below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. The Company shall not be obligated to effect more than (a) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the Gores Holders and (b) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the Greenlight Holders, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Demanding Holders and the Requesting Holders to be registered on behalf of the Demanding Holders and the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further that if after a Demand Holder executes the maximum number of Demand Registrations permitted hereunder and the related offerings are completed, such Demand Holder continues to hold at least 25% or more of the outstanding Common Stock, such Demand Holder shall have the right to execute one (1) additional Demand Registration.

2.2.2                     Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration by the same Demand Holder becomes effective or is subsequently terminated.

2.2.3                     Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Sections 2.4 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Company and the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company.

2.2.4                     Reduction of Underwritten Offering. If a Demand Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell for its own account and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company who desire to sell, exceeds the maximum

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dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5                     Demand Registration Withdrawal. A Demanding Holders or a Requesting Holders shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.2 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (x) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement  or (y) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering, provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5.

2.3                               Piggyback Registration.

2.3.1                     Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) filed pursuant to subsection 2.1.1, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) as soon as practicable but not less than twenty (20) days (or, in the case of a Block Trade, three (3) business days) before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing Underwriter or Underwriters, if any, in such offering, (B) such Holders’ rights under this Section 2.3 and (C) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (or in the case of a Block Trade, two (2) business days) (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response noticed described in the foregoing sentence to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed

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Underwritten Offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or Company stockholder(s) for whose account the Registration Statement is to be filed. For purposes of this Section 2.3, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.3).

2.3.2                     Reduction of Piggyback Registration. If a Piggyback Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

2.3.2.1           If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

2.3.2.2           If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3                     Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (x) in the case of a Piggyback Registration not involving an Unwritten Offering or Shelf Underwritten Offering, the effectiveness of the applicable Registration Statement or (y), in the case of any Piggyback Registration involving an Underwritten

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Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4                     Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.2.

2.4                               Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as the case may be.

2.5                               Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures.

ARTICLE III
COMPANY PROCEDURES

3.1                               General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1                     prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2                     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

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3.1.3                     prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4                     prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5                     cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed no later than the effective date of such Registration Statement;

3.1.6                     provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7                     promptly furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

3.1.8                     advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of any request by the Commission that the Company amend or supplement such Registration Statement or Prospectus or the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to amend or supplement such Registration Statement or Prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.9                     advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

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3.1.10     at least five (5) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into  such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, and not to file any such Registration Statement or Prospectus, or amendment or supplement thereto, to which any such Holder or Registrable Securities shall have reasonably objected on the grounds that such Registration Statement or Prospectus or supplement or amendment thereto, does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

3.1.11     notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include a Misstatement or such Prospectus, as supplemented or amended, shall comply with law;

3.1.12     permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate in the preparation of any Registration Statement, each such Prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders’ and such Underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and will cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that if requested by the Company, such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.13     obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

3.1.14     on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter;

3.1.15     in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.16     otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.17     use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

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3.1.18     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2          Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3          Participation in Underwritten Offerings.

3.3.1       No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.3.2       Holders participating in an Underwritten Offering may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters shall also be made to and for the benefit of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Holder in writing for inclusion in the Registration Statement.

3.3.3       The Company will use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law, and if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder to make additional representation or warranties to or agreements with such Underwriter, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claims against the Company as a result of such election). Any liability of such Holder to any Underwriter or other person under such underwriting agreement shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

3.4          Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company believes to be necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

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3.5          Covenants of the Company. As long as any Holder shall own Registrable Securities, the Company hereby covenants and agrees:

3.5.1       the Company will not file any Registration Statement or Prospectus included therein or any other filing or document (other than this Agreement) with the Commission which refers to any Holder of Registrable Securities by name or otherwise without the prior written approval of such Holder, which may not be unreasonably withheld.

3.5.2       the Company will not effect or permit to occur any combination or subdivision of securities which would adversely affect the ability of the Holders to effect registration of Registrable Securities in the manner contemplated by this Agreement.

3.5.3       at all times while it shall be a reporting company under the Exchange Act, to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.5.4       Promptly following the effectiveness of the shelf registration statement required by Section 2.1.1 (and in any event within three business days from such effectiveness), the Company shall cause the transfer agent to remove any restrictive legends (including any electronic transfer restrictions) from any Common Stock or Private Placement Warrants held by such Holder and provide or cause any customary opinions of counsel to be delivered to the transfer agent in connection with such removal.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1          Indemnification.

4.1.1       The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, stockholders or members, employees, agents, investment advisors and each person who controls such Holder (within the meaning of the Securities Act and Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including attorneys’ fees), joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Claims”), to which any such Holder or other persons may become subject, insofar as such Claims arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder or other person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim; except insofar as the Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company may require that, as a condition to including any Registrable Securities in any Registration Statement, the Company shall have received an undertaking reasonably satisfactory to it from such Holder, to indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act and Exchange Act) from and against any Claims, to which any the

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Company or such other persons may become subject, insofar as such Claims arise out of or are based on any untrue statement of any material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to indemnification of the Company and the Company shall use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this Section 4.1.2, and, if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder of Registrable Securities to provide additional indemnification, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claim against the Company as a result of such election).

4.1.3       Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim, permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partners, stockholders or members, employees, agents, investment advisors or controlling person of such indemnified party and shall survive the transfer of Registrable Securities.

4.1.5       If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also to reflect the relative fault of the indemnifying party or parties on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that the liability of any Holder or any director, officer, employee, agent, investment advisor or controlling person thereof under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

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4.1.6       The indemnification required by this Section 4.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE V
MISCELLANEOUS

5.1          Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Gores Holdings II, Inc., 9800 Wilshire Blvd., Beverly Hills, CA 90212, Attention: Mark Stone or by facsimile at (310) 209-3310, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2          Assignment; No Third Party Beneficiaries.

5.2.1       This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2       Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Holder who is subject to either or both the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, to an Affiliate or as otherwise permitted pursuant to the terms of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as applicable.

5.2.3       This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4       This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5       No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3          Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

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5.4          Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5          Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is adverse and different from the other Holders (in such capacity) shall require the consent of the Holder so affected, (ii) any amendment hereto or waiver hereof that adversely affects the Gores Holders or Greenlight Holders, as applicable, solely in their respective capacity as Gores Holders or Greenlight Holders, as applicable, in a manner that is adverse and different from the other Holders, shall require the consent of the Gores Holders or Greenlight Holders, as applicable, of a majority-in-interest of the then-outstanding number of Registrable Securities held by the Gores Holders or Greenlight Holders, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6          Other Registration Rights. Other than pursuant to the terms of the Subscription Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.  The Greenlight Holders hereby terminate Section 8 of the GHII Securityholders Agreement and the registration rights provided thereunder.

5.7          Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

VERRA MOBILITY CORPORATION,
a Delaware corporation

By:
Name:
Title:

GORES HOLDERS:

GORES SPONSOR II LLC,
a Delaware limited liability company

By:
	Name:	AEG Holdings, LLC
	Title:	Manager

By:
	Name:	Randall Bort

By:
	Name:	William Patton

By:
	Name:	Jeffrey Rea

[Signature Page to Registration Rights Agreement]

GREENLIGHT HOLDERS:

PE GREENLIGHT HOLDINGS, LLC

By:
Name:
Title:

PERPETUAL LOVE HOLDINGS, INC.

By:
Name:
Title:

TRAFFICINVEST LIMITED

By:
Name:
Title:

By:
David M. Roberts

[Signature Page to Registration Rights Agreement]

EXHIBIT D

Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of [•], 2018 (the “Effective Date”), by and between Verra Mobility Corporation (f/k/a, Gores Holdings II, Inc.), a Delaware corporation (the “Company”), and PE Greenlight Holdings, LLC, a Delaware limited liability company (“Platinum”).  Each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article V.

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated June 21, 2018, by and among the Company, AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and Platinum, in its capacity as the stockholder representative thereunder (the “Merger Agreement”), Platinum is receiving shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and Platinum desire to set forth certain understandings between the Company and Platinum, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

COVENANTS, REPRESENTATIONS AND WARRANTIES

Each party hereby represents and warrants to the other party and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

BOARD OF DIRECTORS; OBSERVERS; VOTING

Section 2.1                                    Board Composition.  The authorized number of directors on the Board shall initially be seven (7), three (3) of whom shall initially be representatives nominated by Platinum (the “Platinum Directors”), of whom one (1) shall initially be the then-current Chief Executive Officer of the Company.  The initial Platinum Director who is the Chief Executive Officer of the Company shall be a Class II Director, and the other two (2) initial Platinum Directors shall be Class III Directors, each pursuant to the Second Amended and Restated Certificate of Incorporation of the Company.

Section 2.2                                    Platinum Representation.  For so long as Platinum holds a number of shares of Common Stock representing at least the percentage of the outstanding Common Stock shown below, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by Platinum that, if elected, will result in Platinum having the number of directors serving on the Board that is shown below.

Percentage of Outstanding Common Stock	Number of Platinum Directors
25% or greater	3

Less than 25% but greater than or equal to 15%	2

Less than 15% but greater than or equal to 5%	1

Less than 5%	0

Section 2.3                                    Chairman of the Board.  For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that, if one or more Platinum Directors are elected, such Platinum Director as Platinum may designate shall be Chairman of the Board.

Section 2.4                                    Committee Representation.  Subject to applicable laws and stock exchange regulations, Platinum shall have the right to have a representative appointed to serve on each committee of the Board other than the audit committee for so long as Platinum has the right to designate at least one (1) director for election to the Board.

Section 2.5                                    Vacancies and Removal.  Except as provided for in Section 2.1 and Section 2.2, and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents: (a) Platinum shall have the exclusive right to remove its respective directors from the Board, and the Board and Platinum shall take all Necessary Action to cause the removal of any of the Platinum Directors at the request of Platinum; and (b) Platinum shall have the exclusive right to nominate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of the Platinum Directors, and the Board and Platinum shall take all Necessary Action to cause any such vacancies to be filled by replacement directors nominated by Platinum as promptly as reasonably practicable.

Section 2.6                                    Additional Unaffiliated Directors.  For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed seven (7); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

Section 2.7                                    Board Meeting Expenses.  The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging)

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incurred by each member of the Board incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of the Company’s Subsidiaries and/or any of their respective committees.

Section 2.8                                    Indemnification.  The Company shall obtain customary director and officer indemnity insurance on reasonable terms.  The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Platinum or one or more of its Affiliates (collectively, the “Fund Indemnitors”).  The Company hereby: (a) agrees that the Company and any of its Subsidiaries that provides indemnification shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee shall be secondary); (b) agrees that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and an Indemnitee, without regard to any rights an Indemnitee may have against any Fund Indemnitor or its insurers; and (c) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

ARTICLE III

INFORMATION; ACCESS

Section 3.1                                    Quarterly Financial Statements.  Concurrently with the distribution of the Company’s quarterly financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company shall deliver to Platinum an unaudited balance sheet of the Company as of the last day of each of the first three (3) fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

Section 3.2                                    Annual Financial Statements.  Concurrently with the distribution of the Company’s annual financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company shall deliver to Platinum an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto (it being understood that the Company shall not in any event be obligated to deliver any such audited financial statements

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prior to one hundred fifty (150) days after completion of the applicable fiscal year unless such audited financial statements have been released earlier).

Section 3.3                                    Access.  For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement and subject to the confidentiality obligations set forth in a customary confidentiality agreement to be entered into by and between Platinum and the Company, the Company shall, and shall cause its Subsidiaries to, permit Platinum and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary.  For so long as Platinum has the right to designate at least one (1) director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide Platinum, in addition to other information that might be reasonably requested by Platinum from time to time: (a) direct access to the Company’s auditors and officers; (b) copies of all materials provided to the Board at the same time as provided to the Board; (c) access to appropriate officers and directors of the Company at such times as may be requested by Platinum with respect to matters relating to the business and affairs of the Company and its Subsidiaries; (d) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company or any of its respective Subsidiaries; and (e) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries.

ARTICLE IV

DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by legal requirements to close.

“Company Stock” means the shares of Common Stock and any other shares of capital stock of the Company from time to time outstanding.

“Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

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“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (a) if a corporation, a majority of the total voting power of units of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1                                    Amendment and Waiver.  This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Section 5.2                                    Freedom to Pursue Opportunities.  The Company acknowledges and understands that Platinum and its respective Affiliates, including the Platinum Directors, from time to time review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises.  Nothing in this Agreement shall preclude or in any way restrict Platinum, any of its respective Affiliates, including

5

the Platinum Directors, from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company, and the Company hereby waives, in perpetuity, any and all claims that it now has or may have in the future, and agree not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine).

Section 5.3                                    Severability.  In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 5.4                                    Entire Agreement.  Except as otherwise expressly set forth herein, this document and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 5.5                                    Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Platinum and its respective successors and assigns, so long as they hold Company Stock.

Section 5.6                                    Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.7                                    Remedies.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and Platinum shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement.  Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

Section 5.8                                    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

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if to the Company, to:

Verra Mobility

1150 N. Alma School Road

Mesa, AZ 85201

Attn: General Counsel

Email: Rebecca.Collins@verramobility.com

if to Platinum, to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive

Beverly Hills, CA 90210

Attention:  Eva Kalawski, Executive V.P. and General Counsel

Email: ekalawski@platinumequity.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

Attention:  Matthew B. Dubeck

Email:  mdubeck@gibsondunn.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 5.9                                    Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 5.10                             Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

VERRA MOBILITY CORPORATION

By:
Name:
Title:

PE GREENLIGHT HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to the Investor Rights Agreement]

EXHIBIT E

Form of Tax Receivable Agreement

(Filed as Exhibit 10.2 to this Form 8-K Current Report)

EXHIBIT F

Form of Investor Representation Letter

Form of Investor Representation Letter

[•], 2018

Gores Holdings II, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

Re:                             Investor Representation Letter

Ladies and Gentlemen:

The undersigned (the “Holder”) is a holder of shares of common stock of Greenlight Holding II Corporation, a Delaware corporation (the “Company”).  Gores Holdings II, Inc., a Delaware corporation (“Parent”), is acquiring the Company (the “Acquisition”) pursuant to that certain Agreement and Plan of Merger, dated as of June 21, 2018 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative.  Capitalized terms used in this letter (this “Investor Representation Letter”) and not otherwise defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

Upon the closing of the Acquisition (the “Closing” and, the date of such Closing, the “Closing Date”), each share of issued and outstanding Company Common Stock held by the Holder shall be cancelled and automatically converted into the right to receive a certain amount of cash, as applicable, and a certain number of shares of Parent Class A Stock, subject to and in accordance with the terms of the Merger Agreement, in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law.  The Holder acknowledges and agrees that Parent is relying on the truth and accuracy of the representations and warranties made by the Holder in this Investor Representation Letter in order to rely on the exemptions described above.  In addition, it is a condition to the Closing that the undersigned enters into and delivers this Investor Representation Letter.

1.                                      Representations, Warranties and Certain Agreements of the Holder.  The Holder hereby makes the following representations, warranties and agreements to Parent, each of which representations and warranties is true and correct as to the Holder as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date.

1.1                               Investment Representation Authorization Letter.  This Investor Representation Letter constitutes the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (b) the effect of rules of law governing the availability of equitable remedies.

1.2                               Acquisition for Own Account.  The shares of Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

1.3                               No Solicitation.  At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Class A Stock by Parent or its agents.

1.4                               Accredited Investor.  The Holder is either an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

1.5                               Disclosure of Information.  The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Class A Stock.  The Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Class A Stock and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

1.6                               Understanding of Risks.  The Holder is fully aware of:  (a) the highly speculative nature of the shares of Parent Class A Stock; and (b) the financial risk involved.

1.7                               The Holder’s Qualifications.  The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Holder’s own interests in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Class A Stock.

1.8                               Compliance with Securities Laws.  The Holder understands and acknowledges that, in reliance upon the representations and warranties made by the Holder herein, the shares of Parent Class A Stock are not being registered with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Holder’s ability to transfer the shares of Parent Class A Stock.

1.9                               Restricted Securities.  The Holder agrees not to make any disposition of all or any portion of the shares of Parent Class A Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have furnished Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, that such disposition will not require registration of the shares of Parent Class A Stock under the Securities Act and otherwise complies with applicable state securities laws; provided that no such registration statement or opinion shall be required for dispositions effected under Rule 144 promulgated under the Act.

1.10                        Rule 144.  The Holder acknowledges that, because the shares of Parent Class A Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

1.11                        Contractual Restrictions.  The Holder acknowledges and agrees that he, she or it shall not Transfer any Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement until 180 days after the Closing Date.   “Transfer” shall mean the: (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).  Notwithstanding the foregoing, the Holder may Transfer any or all of such shares of Parent Class A Stock: (i) by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (ii) by virtue of laws of descent and distribution upon death of the individual; (iii) pursuant to a qualified domestic relations order; (iv) in the event of Parent’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Parent’s stockholders having the right to exchange their shares of Parent Class A Stock for cash, securities or other property; (v) if the Holder is an entity, by distribution to partners, members or stockholders of the Holder, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with the Holder; provided, however, with respect to each of clauses (i) - (v) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Section 1.11.

1.12                        Legends.  The certificates or book-entry entitlements representing the shares of Parent Class A Stock shall bear the following legend (as well as any other legends required by applicable state and federal securities laws) until such time as such legends are no longer relevant or applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A LETTER TO THE COMPANY.

The legend shall be removed by Parent from any certificate or book-entry entitlement evidencing the shares of Parent Class A Stock upon delivery to Parent of an opinion of counsel, reasonably satisfactory in form and substance to Parent, that either: (a) a registration statement under the Securities Act is at that time in effect with respect to the legended security; or (b) such security can be freely transferred without requiring registration thereof under the Securities Act and such transfer otherwise complies with the applicable state securities laws.

1.13                        Stop-Transfer Instructions.  The Holder agrees that, in order to ensure compliance with the restrictions imposed by this Investor Representation Letter, Parent may issue appropriate “stop-transfer” instructions to its transfer agent.  Parent will not be required: (a) to transfer on its books any shares of Parent Class A Stock that have been sold or otherwise transferred in violation of any of the provisions of this Investor Representation Letter; or (b) to treat as owner of such shares of Parent Class A Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Parent Class A Stock have been so transferred in violation of any of the provisions of this Investor Representation Letter.

2.                                      Entire Agreement.  This Investor Representation Letter and the Merger Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this

Investor Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder has entered into this Investor Representation Letter as of the date and year first entered.

Very truly yours,

THE HOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

[Signature Page to Investor Representation Letter]

EXHIBIT G

Form of Participation Plan Release

GREENLIGHT HOLDING CORPORATION

2018 PARTICIPATION PLAN
TERMINATION AGREEMENT

June     , 2018

Dear [NAME],

As you may know, Greenlight Holding Corporation (the “Company”), a Delaware corporation and parent of ATS Consolidated Inc., Gores Holdings II, Inc., a Delaware corporation (“Parent”), and certain other parties are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will ultimately become a subsidiary of Parent (the “Transaction”).  The Company has determined that immediately prior to the Transaction, and consistent with the terms of the Greenlight Holding Corporation 2018 Participation Plan (the “Plan”), it will terminate the Plan effective immediately prior to the Closing (as defined in the Merger Agreement) and you will have no rights under the Plan.  For the avoidance of doubt, if the Closing does not occur prior to the termination of the Merger Agreement, the terms of this letter shall be of no further force or effect.

This letter agreement, which is being entered into contemporaneously with the Merger Agreement, sets forth our mutual agreement concerning the treatment of any performance units that were granted to you under the Plan (the “Performance Units”).  By signing below, you acknowledge and agree that the Performance Units will terminate in their entirety effective immediately prior to the Closing and that you will have no right to any payment with respect to the Performance Units upon the Closing or at any time thereafter, other than the payment set forth in this letter.  The amount of such payment has been determined in the Company’s discretion and you hereby acknowledge that such amount satisfies the Company’s obligations to you with respect to your Performance Units.  Subject to your execution of this letter, and in consideration of the waiver and release that follows the Company will pay you a lump sum cash payment in an amount set forth following your signature block below (the “Cash Payment”) promptly following the Closing.

By signing below, as of the Closing, you hereby unconditionally and irrevocably waive, release and discharge the Company and its affiliates (both current and future) from any and all claims, set-offs, demands, obligations, rights, privileges and preferences of any kind or nature whatsoever arising from or in any way connected with or related to the Plan and Performance Units, including, but not limited to, any related tax liability.  You acknowledge that you may hereafter discover facts in addition to or different from those which you now know or believe to be true with respect to the Plan or Performance Units, but it is your intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, which do now exist, may exist or heretofore have existed between you and the Company or its affiliates (both current and future) with respect to the Plan or Performance Units.

Sincerely,

GREENLIGHT HOLDING CORPORATION

By:
Name:
Its:

ACKNOWLEDGED AND AGREED:

PARTICIPANT

[NAME]

(date)

In consideration for the termination of the Greenlight Holding Corporation 2018 Participation Plan including all obligations pursuant to Performance Units under the Greenlight Holding Corporation 2018 Participation Plan:

Cash Payment: $[AMOUNT]

EXHIBIT H

Form of Escrow Agreement

Deutsche Bank Trust Company Americas

Deutsche Bank National Trust Company

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of [•], 2018, (this “Agreement”) by and among Verra Mobility Corporation, a Delaware corporation (“Parent”), PE Greenlight Holdings, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative under the Merger Agreement (as defined below) (the “Stockholder Representative”), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Parent and the Stockholder Representative are parties to that certain Agreement and Plan of Merger, dated as of June 21, 2018, by and among Parent, AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and the Stockholder Representative (the “Merger Agreement”), providing for, among other things, the acquisition by Parent of the Company; and

WHEREAS, pursuant to the terms of the Merger Agreement, the parties have agreed that Parent will deposit with the Escrow Agent $2,000,000 in cash which will be released to Parent and/or the Company Stockholders (in accordance with their Pro Rata Cash Share), as applicable, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and described in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.                   Appointment of Escrow Agent.  Parent and the Stockholder Representative hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2.                   Deposit into the Escrow Property.  Parent, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Escrow Agent the sum of $2,000,000 in immediately available funds (the “Escrow Cash”), which Escrow Cash shall be held in a non-interest bearing account (the “Adjustment Escrow Account”) by the Escrow Agent upon the terms and conditions hereinafter set forth.  The Escrow Cash less any Escrow Cash or funds distributed, delivered or paid pursuant to this Agreement, is referred to herein as the “Escrow Property”.  The Escrow Agent shall have no duty to solicit the Escrow Property.  The Escrow Agent shall have no liability for Escrow Property sent to it that remains unclaimed and/or is returned if such written notification is not given.

Section 3.                   Distribution of Escrow Property.

(a)                                 At least three (3) Business Days prior to any requested disbursement from the Adjustment Escrow Account, Parent and the Stockholder Representative shall deliver a written notice signed by an Authorized Person (as defined below) of each of Parent and the Stockholder Representative to disburse all or a portion of the Escrow Cash as specified therein (a “Joint Disbursement Instruction”).  Upon receipt of a Joint Disbursement Instruction delivered in accordance with this Agreement, the Escrow Agent shall promptly release from the Escrow Property the cash amount specified in such Joint Disbursement Instruction to the person(s), and in accordance with the wire or other payment information, identified in such Joint Disbursement Instruction.

Confidential

(b)                                 Upon receipt of a final, non-appealable order of a court of competent jurisdiction directing the disbursement of all or a portion of the Escrow Property, as specified therein (a “Disbursement Order”), the Escrow Agent shall promptly release from the Escrow Property the cash amounts specified in such Disbursement Order to the person(s) identified in such Disbursement Order.  The party who provides a Disbursement Order to the Escrow Agent shall simultaneously provide a copy of such Disbursement Order to the other party.

Section 4.                   Termination. This Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder.  The provisions of Sections 5, 7 and 8 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 5.                   Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from each of Parent and the Stockholder Representative for 50% of the Escrow Agent’s fees and expenses for all services rendered by it hereunder as set forth on Schedule II.  Annual fees are due annually in advance for each year or any part thereof.  The obligations contained in this Section 5 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 6.                   Resignation of Escrow Agent.  The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to Parent and the Stockholder Representative.  Parent and the Stockholder Representative may jointly remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent.  Upon either such notice, a successor escrow agent shall be appointed by Parent and the Stockholder Representative, who shall provide written notice of such to the resigning Escrow Agent.  Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice.  If Parent and the Stockholder Representative are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion: (a) apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief; or (b) appoint a successor escrow agent of its own choice.  The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid 50% by Parent and 50% by the Stockholder Representative.  Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent.  Upon its resignation and delivery of the Escrow Property as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 7.                   Indemnification of Escrow Agent.  Parent and the Stockholder Representative shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct.  The provisions of this Section 7 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.  As between Parent and the Stockholder Representative, each of Parent, on the one hand, and the Stockholder Representative, on the other hand,

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agrees to hold the other (the “Other Party”) harmless from, and indemnify the Other Party against, the costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities incurred or paid by the Other Party (including reasonable and documented attorneys’ fees and expenses) arising out of or in connection with the performance of the Other Party’s obligations under this Section 7 or Section 8 to the extent attributable to any act or omission of such party; provided, that to the extent any amounts payable under this Section 7 or Section 8 are not the result of any act or omission of either party, Parent and the Stockholder Representative agree that Parent, on the one hand, and the Stockholder Representative (on behalf of the Company Stockholders) on the other hand, shall each be liable for 50% of all amounts payable under this this Section 7 or Section 8.

Section 8.                   The Escrow Agent.

(a)                                 In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Escrow Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the parties hereto.  Accordingly, each of the parties agree to provide to the Escrow Agent, upon request and from time to time, such identifying information and documentation as may be available to such party in order to enable the Escrow Agent to comply with Applicable Law.

(b)                                 If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate.  If the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, that the Escrow Agent shall remain liable for its gross negligence and willful misconduct.

(c)                                  The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.  In no event, other than resulting from the Escrow Agent’s gross negligence or willful misconduct, shall the Escrow Agent be liable: (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from Parent and the Stockholder Representative or any entity acting on behalf of Parent and the Stockholder Representative; (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians; or (iv) for any direct money damages in excess of the value of the Escrow Property, valued as of the date of deposit.

(d)                                 The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

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(e)                                  The Escrow Agent, following reasonable inquiry (as customarily exercised in the ordinary course of business), shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof.  The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(f)                                   The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, in the absence of the Escrow Agent’s gross negligence or willful misconduct.  The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(g)                                  The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder.  Uninvested funds held hereunder shall not earn or accrue interest.

(h)                                 When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence and willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Parent or the Stockholder Representative or is not in the form Parent and the Stockholder Representative sent or intended to send (whether due to fraud, distortion or otherwise).  Parent and the Stockholder Representative shall jointly and severally indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication, except with respect to the Escrow Agent’s gross negligence or willful misconduct.

(i)                                     In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by Parent and the Stockholder Representative, which eliminates such ambiguity or uncertainty.

(j)                                    In the event of any dispute between or conflicting claims among Parent and the Stockholder Representative and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Parent and the Stockholder Representative for failure or refusal to comply with such conflicting claims, demands or instructions.  The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either: (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent; or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting.  Any court order, judgment

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or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court.  The Escrow Agent shall act on such court order and legal opinions without further question.  The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.  The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of Parent and the Stockholder Representative.

(k)                                 The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof; provided, that the Escrow Agent shall remain liable for its gross negligence or willful misconduct.

(l)                                     The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof.  Parent and the Stockholder Representative shall each pay or reimburse the Escrow Agent upon request for 50% of any transfer taxes or other taxes imposed on the Escrow Agent relating to the Escrow Property incurred in connection herewith.  Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  Parent and the Stockholder Representative will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications.  It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Property, if any, and will not be responsible for any other reporting.  Parent and the Stockholder Representative, on behalf of the Company Stockholders, agree that for all U.S. federal and state and local income tax purposes, that the Company Stockholders shall be treated as the owners of the Escrow Cash, and shall be taxed on any income earned on the Escrow Cash.  This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(m)                             The Escrow Agent shall provide to Parent and the Stockholder Representative monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by Parent and the Stockholder Representative unless the Escrow Agent is notified in writing, by Parent and the Stockholder Representative, to the contrary within thirty (30) business days of the date of such statement.

Section 9.                   Miscellaneous.

(a)                                 This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws.

(c)                                  Each of the parties hereto hereby irrevocably consents to the jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and

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any objections as to laying of venue.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d)                                 All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid), or on the date delivered when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to Parent, to:

Verra Mobility

1150 N. Alma School Road

Mesa, AZ 85201

Attn: General Counsel

Email: Rebecca.Collins@verramobility.com

with a required copy (which shall not constitute notice) to:

The Gores Group, LLC

9800 Wilshire Blvd.

Beverly Hills, California 90212

Facsimile: (310) 443-9880

Attention: Mark Stone

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Facsimile: (650) 802-3100

Attention: Kyle C. Krpata & James R. Griffin

If to Stockholder Representative to:

PE Greenlight Holdings, LLC

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive

Beverly Hills, CA 90210

Attention: Eva Kalawski, Executive V.P. and General Counsel

with a required copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

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Facsimile: (213) 229-6622

Attention:  Matthew B. Dubeck

If to the Escrow Agent, to:

Deutsche Bank Trust Company Americas
60 Wall Street, 16th Floor
Mail Stop:  NYC60-1630
New York, New York  10005
Facsimile:  (732) 578-4593
Attention:  Andrea Gilardi-SE1158.1

Verra Mobility Adjustment Escrow Account

Email:dbny-mpescrow@list.db.com

(e)                                  The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f)                                   This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns.  Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement.  This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g)                                  This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h)                                 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i)                                     The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they will provide to the Escrow Agent such information as it may request, from time to time, in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

(j)                                    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(k)                                 The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

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(l)                                     Each of Parent and the Stockholder Representative hereby represents and warrants: (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation; and (ii) that the execution, delivery and performance of this Agreement by such party does not and will not violate any applicable law or regulation.

(m)                             The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.  If any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(n)                                 No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Bankers Trust Company”, “Deutsche Bank Trust Company Americas” or “Deutsche Bank AG” or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(o)                                 For purposes of this Agreement, “Business Day” shall mean any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

(p)                                 For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of Parent or the Stockholder Representative, as applicable, designated on Schedule I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VERRA MOBILITY CORPORATION

By:
Name:
Title:

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PE GREENLIGHT HOLDINGS, LLC

By:
Name:	[•]
Title:	[•]

10

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Escrow Agent

By
Name:
Title:

By
Name:
Title:

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Schedule I

Company Authorized Representatives

Name	Title	Phone Number	Email Address	Specimen Signature

Mark Stone	Chief Executive Officer	310-443-9880	mstone@gores.com

Andrew McBride	Chief Financial Officer & Secretary	303-531-3106	amcbride@gores.com

Confidential

Sellers’ Representative Authorized Representatives

Name	Title	Phone Number	Email Address	Specimen Signature
[•]	[•]	[•]	[•]

[•]	[•]	[•]	[•]

Confidential

Schedule II

Escrow Agent Fees

Confidential

EXHIBIT I

Form of Subscription Agreement

(Filed as Exhibit 10.1 to this Form 8-K Current Report)